Filed Pursuant to Rule 424(b)(3)
Registration No. 333-173891

PROSPECTUS

Prologis, Inc.

Common Stock Issuable upon Exchange of up to $451,180,000 in Principal Amount of Outstanding Prologis, L.P. 3.250% Exchangeable Senior Notes due 2015 (issued pursuant to our exchange offer on June 8, 2011)

This prospectus relates to the possible issuance and resale from time to time to the holders of Prologis, L.P.’s 3.250% Exchangeable Senior Notes due 2015 (the “exchangeable notes”) of up to 11,651,453 shares of common stock issuable upon exchange of their outstanding exchangeable notes. Those holders may then offer to resell those shares of common stock. The exchangeable notes were issued on June 8, 2011.

This registration does not necessarily mean that we will issue any of the shares to the holders of the exchangeable notes or that such holders will offer or sell any of the shares.

We will not receive any additional cash consideration when we issue shares of common stock to the holders of the exchangeable notes upon exchange of their exchangeable notes. Also, we will not receive any of the proceeds when such holders sell any of those shares. However, we have agreed to pay the majority of the expenses of the registration and sale of the shares.

The selling stockholders may offer their shares of common stock through public or private transactions, on or off the New York Stock Exchange, at prevailing market prices, or at privately negotiated prices. They may sell the shares of common stock in ordinary brokerage transactions, in block transactions, in privately negotiated transactions, pursuant to Rule 144 under the Securities Act of 1933, as amended, or otherwise. If the holders sell the shares of common stock through brokers, they expect to pay customary brokerage commissions and charges.

Prologis, Inc. is organized and conducts its operations in a manner which we believe allows Prologis, Inc. to qualify as a real estate investment trust for federal income tax purposes. To assist Prologis, Inc. in complying with certain federal income tax requirements applicable to real estate investment trusts, among other purposes, Prologis, Inc.’s charter contains certain restrictions relating to the ownership and transfer of Prologis, Inc. stock, including an ownership limit of 9.8% in value or number (whichever is more restrictive) of Prologis, Inc. common stock. See “Description of Common Stock” and “Restrictions on Ownership and Transfer of Capital Stock.”

Prologis, Inc.’s common stock is listed on the New York Stock Exchange under the symbol “PLD.” On June 12, 2014, the last reported sales price of Prologis, Inc.’s common stock on the New York Stock Exchange was $40.96 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 6 of this prospectus and in the documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 13, 2014.

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor any selling stockholders have authorized anyone else to provide different or additional information. We and the selling stockholders are offering to sell the securities and seeking offers to buy the securities only in jurisdictions where offers and sales are permitted.

Neither we nor any selling stockholders have authorized any dealer or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

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ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of a registration statement that we have filed with the SEC. You should read this prospectus and any prospectus supplement together with the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information.”

Prologis, Inc. is a real estate investment trust (“REIT”) and operates its business primarily through its consolidated subsidiary, Prologis, L.P., a Delaware limited partnership. As of March 31, 2014, Prologis, Inc. owned an approximate 99.65% general partnership interest in Prologis, L.P., excluding preferred units. Unless otherwise indicated or unless the context requires otherwise, each reference in this prospectus to “Prologis,” “we,” “us,” or “our” means Prologis, Inc. and its consolidated subsidiaries, including Prologis, L.P., except where it is made clear that the terms mean Prologis, Inc., Prologis, L.P. or both only and the “Operating Partnership” means Prologis, L.P., a Delaware limited partnership, formerly known as AMB Property, L.P.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements included and incorporated by reference in this prospectus that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate, management’s beliefs and assumptions made by management. Such statements involve uncertainties that could significantly impact our financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of properties, disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, dispositions and development of properties, (v) maintenance of REIT status and tax structuring, (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures, (viii) risks of doing business internationally, including currency risks, (ix) environmental uncertainties, including risks of natural disasters, and (x) those additional factors discussed under the heading “Risk Factors” herein and under the heading “Risk Factors” in our most recent annual reports on Form 10-K and subsequent quarterly reports on Form 10-Q and in our other filings with the SEC that are incorporated by reference in this prospectus. We undertake no duty to update any forward-looking statements included and incorporated by reference in this prospectus except as may be required by law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our filings with the SEC are also available to the public at the SEC’s website at http://www.sec.gov. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549.

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

•	Combined Annual Report of Prologis, Inc. and Prologis, L.P. on Form 10-K for the fiscal year ended December 31, 2013, filed on February 26, 2014;

•	Combined Quarterly Report of Prologis, Inc. and Prologis, L.P. on Form 10-Q for the fiscal quarter ended March 31, 2014, filed on May 7, 2014;

•	Combined Current Reports of Prologis, Inc. and Prologis, L.P. on Form 8-K filed on February 18, 2014, February 27, 2014, April 3, 2014, April 21, 2014, May 5, 2014, May 27, 2014, May 28, 2014, June 4, 2014 and June 11, 2014;

•	The description of the common stock of Prologis, Inc. contained in the Registration Statement of Prologis, Inc. on Form 8-A filed on October 28, 1997; and

•	all documents filed by Prologis, Inc. and Prologis, L.P. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, after the date of this prospectus and prior to the termination of the offering (but excluding any documents or portions of documents which are deemed “furnished” and not filed with the SEC).

This prospectus is part of a registration statement on Form S-4 we have filed with the SEC under the Securities Act. This does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s Public Reference Room or on our website at http://www.prologis.com. Information contained on our website is not and should not be deemed a part of this prospectus or any other report or filing filed with the SEC. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to:

Prologis, Inc.

Prologis, L.P.

Attn: Investor Relations

Pier 1, Bay 1

San Francisco, CA 94111

(415) 394-9000

SUMMARY

This summary highlights information contained elsewhere in this prospectus and may not contain all the information that is important to you. We urge you to read carefully the remainder of this prospectus and the other documents to which we have referred you because this section does not provide all the information that might be important to you with respect to exchanging your exchangeable notes, deciding to sell or purchase our common stock and the related matters. See also “Where You Can Find More Information.”

Information about Prologis, Inc. and Prologis, L.P.

Prologis, Inc., a Maryland corporation, is the leading global owner, operator and developer of industrial real estate, focused on global and regional markets across the Americas, Europe and Asia. As of March 31, 2014, we owned and managed operating properties and development projects totaling approximately 574 million square feet (53 million square meters) in 21 countries. These properties are leased to more than 4,700 customers, including third-party logistics providers, transportation companies, retailers and manufacturers.

Prologis, Inc. commenced operations as a fully integrated real estate company in 1997, elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and believes the current organization and method of operation will enable Prologis, Inc. to maintain its status as a REIT.

Prologis, L.P., a Delaware limited partnership, commenced operations shortly before the consummation of our initial public offering on November 26, 1997. We operate our business primarily through the Operating Partnership. As of March 31, 2014, Prologis, Inc. owned an approximate 99.65% general partnership interest in the Operating Partnership, excluding preferred units. As the sole general partner of the Operating Partnership, Prologis, Inc. has the exclusive and complete responsibility for and discretion in its day-to-day management and control.

We have investments in entities through a variety of ventures. We co-invest in entities that own multiple properties with partners and investors and provide asset and property management services to these entities. We refer to these entities as co-investment ventures. Our ownership interest in these entities generally ranges from 15-55%. These entities may be consolidated or unconsolidated, depending on the structure, our partner’s participating and other rights and our level of control of the entity. The co-investment ventures may have one or more investors.

Our global headquarters are located at Pier 1, Bay 1, San Francisco, California 94111; our telephone number is (415) 394-9000. Our global operational headquarters are located at 4545 Airport Way, Denver, Colorado 80239; our telephone number is (303) 567-5000. Our other principal office locations are in Amsterdam, the Grand Duchy of Luxembourg, Mexico City, Shanghai, Singapore and Tokyo. Our internet website address is http://www.prologis.com. Information contained on our website is not and should not be deemed a part of this prospectus or any other report or filing filed with the SEC.

The Exchangeable Notes

Exchangeable Notes	Prologis, L.P. issued $451,180,000 aggregate principal amount of its 3.250% Exchangeable Senior Notes due 2015 on June 8, 2011. Prologis, Inc. will issue shares of its common stock, if any, deliverable upon exchange of the outstanding exchangeable notes. As of June 9, 2014, $451,180,000 aggregate principal amount of the exchangeable notes is issued and outstanding.

Interest	3.250% per year. Interest is payable semiannually in arrears in cash on March 15 and September 15 of each year.

Maturity Date	March 15, 2015, unless earlier repurchased, exchanged or redeemed.

Guarantor	Prologis, Inc., a Maryland corporation.

Guarantees	The exchangeable notes are fully and unconditionally guaranteed by Prologis, Inc. except as may be limited to the maximum amount permitted under applicable federal or state law. Prologis, Inc.’s guarantee of the exchangeable notes ranks pari passu in right of payment with all of Prologis, Inc.’s unsecured and unsubordinated indebtedness, including Prologis, Inc.’s indebtedness for borrowed money, indebtedness evidenced by bonds, debentures, notes or similar instruments, obligations arising from or with respect to guarantees and direct credit substitutes, obligations associated with hedges and derivative products, capitalized lease obligations and other unsecured and unsubordinated indebtedness. In addition, the guarantee of the exchangeable notes by Prologis, Inc. is effectively subordinated to all of the mortgages and other secured indebtedness of Prologis, Inc. and all of the secured and unsecured indebtedness and other liabilities of its subsidiaries, other than the Operating Partnership. See “Description of the Exchangeable Notes — Prologis, Inc. Guarantee.”

Ranking	The exchangeable notes are the Operating Partnership’s direct, unsecured and unsubordinated obligations and rank pari passu with all of the Operating Partnership’s other unsecured and unsubordinated indebtedness outstanding from time to time. The exchangeable notes are effectively subordinated to the Operating Partnership’s mortgages and other secured indebtedness to the extent of any collateral pledged as security therefor and to all of the secured and unsecured indebtedness and other liabilities of the Operating Partnership’s consolidated subsidiaries and unconsolidated joint ventures and co-investment ventures.

Optional Redemption	The Operating Partnership may not redeem the exchangeable notes prior to maturity except to preserve Prologis, Inc.’s status as a REIT. If at any time the Operating Partnership determines it is necessary to redeem the exchangeable notes in order to preserve Prologis, Inc.’s status as a REIT, the Operating Partnership may redeem all, but not less than all, of the exchangeable notes then outstanding for cash at a price equal to 100% of the principal amount of the exchangeable notes being redeemed, plus accrued and unpaid interest, if any, to the redemption date.

For a more complete description of the redemption provisions of the exchangeable notes, see “Description of the Exchangeable Notes — Optional Redemption.”

Exchange Rights	Holders may exchange their exchangeable notes into cash, shares of our common stock or a combination of cash and shares of our common stock, at the Operating Partnership’s election, based upon an exchange rate of 25.8244 shares of our common stock per $1,000 principal amount of exchangeable notes (equivalent to an exchange price of approximately $38.7231 per share of our common stock), subject to adjustment, at any time prior to the close of business on the trading day immediately preceding the maturity date, unless the exchangeable notes have been previously redeemed or purchased by the Operating Partnership. See “Description of the Exchangeable Notes — Exchange Rights.”

The Operating Partnership will inform you through U.S. Bank National Association (the “Trustee”) of the method the Operating Partnership will choose to satisfy its exchange obligations within two trading days immediately after the Operating Partnership’s receipt of your exchange notice. If the Operating Partnership does not elect otherwise, its exchange obligations will be settled in a combination of cash and shares of our common stock as follows: (i) the Operating Partnership will pay cash in an amount equal to the lesser of the principal amount of the exchangeable notes to be exchanged and the exchange value of the exchangeable notes to be exchanged, calculated as described in this prospectus, and (ii) to the extent that the exchange value of the exchangeable notes to be exchanged exceeds the principal amount of the exchangeable notes to be exchanged (such difference being referred to as the “excess amount”), the Operating Partnership will deliver shares of our common stock or, at the Operating Partnership’s election, cash, equivalent to the excess amount. The number of shares to be delivered will be determined based on a daily exchange value, as described in this prospectus, calculated on a proportionate basis for each day of a 20 trading day observation period, as described in this prospectus. However, the Operating Partnership may elect to deliver cash in settlement of all or a portion of the excess amount or the Operating Partnership may elect to settle its exchange obligations entirely in shares of our common stock. See “Description of the Exchangeable Notes — Exchange Rights — Payment Upon Exchange of the Exchangeable Notes.”

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest upon exchange of an exchangeable note, except in limited circumstances. Instead, interest will be deemed paid by the shares of our common stock, cash or combination of cash and our common stock delivered to you upon exchange.

Use of Proceeds	We will not receive any additional consideration when we issue shares of our common stock to the holders of the exchangeable notes upon exchange of their exchangeable notes, but we have agreed to pay certain registration expenses. Also, we will not receive any of the proceeds from the sale of any of the shares of our common stock by such holders. Such holders will receive all proceeds from the sale of the shares. See “Use of Proceeds.”

Fundamental Change	If Prologis, Inc. undergoes a fundamental change (as defined under “Description of the Exchangeable Notes — Exchange Rights — Adjustment to Shares Delivered Upon Exchange Upon Fundamental Change”), you will have the option to require the Operating Partnership to repurchase all or any portion of your exchangeable notes.

The fundamental change purchase price will be 100% of the principal amount of the exchangeable notes to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date. The Operating Partnership will pay cash for all notes so purchased.

In addition, if a fundamental change occurs at any time, the Operating Partnership will increase the exchange rate for a holder who elects to exchange its exchangeable notes in connection with such a fundamental change as described under “Description of the Exchangeable Notes — Exchange Rights — Adjustment to Shares Delivered Upon Exchange Upon Fundamental Change.”

U.S. Federal Income Tax Considerations	The exchangeable notes and the shares of our common stock into which the exchangeable notes may be exchanged are subject to special and complex U.S. federal income tax rules. Holders are urged to consult their respective tax advisors with respect to the application of the U.S. federal income tax laws to their own particular situation. See “Material United States Federal Income Tax Consequences.”

Trading	An active or liquid market may not develop for the exchangeable notes or, if developed, may not be maintained. The Operating Partnership has not applied and does not intend to apply for the listing of the exchangeable notes on any securities exchange or for quotation on any automated dealer quotation system.

New York Stock Exchange Symbol

for Prologis, Inc. Common Stock	The common stock of Prologis, Inc. is listed on the New York Stock Exchange (“NYSE”), trading under the symbol “PLD.”

Ownership Limitation	In order to assist Prologis, Inc. in maintaining its qualification as a REIT for U.S. federal income tax purposes, no person may own more than 9.8% (by value or number of shares, whichever is more restrictive) of the outstanding shares of our common stock, with certain exceptions. Notwithstanding any other provision of the exchangeable notes, in addition to the Operating Partnership’s right to elect to deliver exchange consideration in whole or in part in cash, no holder of exchangeable notes will be entitled to exchange such exchangeable notes for shares of our common stock to the extent that receipt of such shares would cause such holder (together with such holder’s affiliates) to exceed such ownership limit. See “Description of Common Stock” and “Restrictions on Ownership and transfer of Capital Stock.”

No Stockholder Rights for Holders

of the Exchangeable Notes	Holders of exchangeable notes do not have any rights as stockholders of Prologis, Inc. (including, without limitation, voting rights and rights to receive dividends or other distributions on our common stock).

Covenants	The Operating Partnership issued the exchangeable notes under an Operating Partnership Indenture. The Operating Partnership Indenture

includes certain covenants as described herein. The exchangeable notes are not subject to the Limitations on Incurrence of Debt covenant. Each covenant is subject to a number of important exceptions, limitations and qualifications that are described under “Description of the Exchangeable Notes — Covenants.”

Stockholder Rights for Holders of the

  Exchangeable Notes who Exchange

  their Exchangeable Notes for

Prologis, Inc. common stock	Holders of exchangeable notes who exchange their exchangeable notes for our common stock will have rights as stockholders of Prologis, Inc. (including, without limitation, voting rights and rights to receive dividends or other distributions on our common stock). See “Description of Common Stock” and Certain Provisions of Maryland Law and of Prologis, Inc.’s Charter and Bylaws.”

RISK FACTORS

You should carefully consider the risks set forth under the caption “Risk Factors” and elsewhere in our most recent annual reports on Form 10-K and subsequent quarterly reports on Form 10-Q, incorporated into this prospectus by reference, as updated by our subsequent filings under the Exchange Act. You should consider carefully those risk factors together with all of the other information included and incorporated by reference in this prospectus before deciding to exchange your exchangeable notes for our common stock or deciding to sell or purchase our common stock and the related matters. See “Where You Can Find More Information.”

The market price of the exchangeable notes may be volatile.

The market price of the exchangeable notes depends on many factors that may vary over time and some of which are beyond the Operating Partnership’s control, including:

•	Operating Partnership’s financial performance;

•	the amount of indebtedness Operating Partnership and its subsidiaries have outstanding;

•	market interest rates;

•	the market for similar securities;

•	competition;

•	the size and liquidity of the market for the exchangeable notes; and

•	general economic conditions.

As a result of these factors, you may only be able to sell your exchangeable notes at prices below those you believe to be appropriate, including prices below the price you paid for them.

Interest rates could result in a decrease in the relative value of the exchangeable notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchased exchangeable notes and market interest rates increased, the market value of your exchangeable notes may have declined. The Operating Partnership cannot predict the future level of market interest rates.

Ratings of exchangeable notes may not reflect all risks of an investment in the exchangeable notes.

The ratings of the exchangeable notes primarily reflect the Operating Partnership’s financial strength and will change in accordance with the rating of the Operating Partnership’s financial strength. Any rating is not a recommendation to purchase, sell, exchange or hold the exchangeable notes. These ratings do not correspond to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety. As a result, the ratings of the exchangeable notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, your exchangeable notes.

The Operating Partnership’s financial performance and other factors could adversely impact the Operating Partnership’s ability to make payments on the exchangeable notes.

The Operating Partnership’s ability to make scheduled payments with respect to the Operating Partnership’s indebtedness, including the exchangeable notes, depend on the Operating Partnership’s financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond the Operating Partnership’s control.

The Operating Partnership may require cash from its subsidiaries to make payments on the exchangeable notes.

The Operating Partnership conducts the majority of its operations through its consolidated subsidiaries and unconsolidated joint ventures and co-investment ventures, some of which are not wholly owned, and the Operating Partnership relies to a significant extent on dividends, distributions, proceeds from intercompany transactions, interest payments and loans from those entities to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses, including interest payments on the exchangeable notes, which may be subject to contractual restrictions. Accordingly, the exchangeable notes are structurally subordinated to all existing and future indebtedness and other liabilities of the Operating Partnership’s consolidated subsidiaries and unconsolidated joint ventures and co-investment ventures. Holders of exchangeable notes may look only to the Operating Partnership’s assets and the assets of Prologis, Inc., and not directly to any of the Operating Partnership’s consolidated subsidiaries or unconsolidated joint ventures and co-investment ventures, for payments on the exchangeable notes. If the Operating Partnership is unable to obtain cash from such entities to fund required payments in respect of the exchangeable notes, the Operating Partnership may be unable to make payments of principal of or interest on those exchangeable notes.

The exchangeable notes are pari passu with a substantial portion of the Operating Partnership’s other senior indebtedness.

The Operating Partnership’s payment obligations under the exchangeable notes are unsecured. The exchangeable notes are pari passu in right of payment with a substantial portion of the Operating Partnership’s current and future indebtedness, including its indebtedness for borrowed money, indebtedness evidenced by bonds, debentures, notes or similar instruments, obligations arising from or with respect to guarantees and direct credit substitutes, obligations associated with hedges and derivative products, capitalized lease obligations and other senior indebtedness.

Prologis, Inc.’s guarantee of the exchangeable notes ranks pari passu with all of its other senior indebtedness.

Prologis, Inc.’s guarantee of the exchangeable notes ranks pari passu in right of payment with all of Prologis, Inc.’s unsecured and unsubordinated indebtedness, including Prologis, Inc.’s indebtedness for borrowed money, indebtedness evidenced by bonds, debentures, notes or similar instruments, obligations arising from or with respect to guarantees and direct credit substitutes, obligations associated with hedges and derivative products, capitalized lease obligations and other senior indebtedness.

The exchangeable notes are effectively subordinated to the Operating Partnership’s and its subsidiaries’ secured debt, and the guarantees are effectively subordinated. Accordingly, other creditors may be entitled to repayment before Prologis, Inc.’s and its subsidiaries’ assets are available to satisfy the Operating Partnership’s obligations under the exchangeable notes and Prologis, Inc.’s obligations under the guarantees.

The exchangeable notes are effectively subordinated to the Operating Partnership’s mortgages and other secured indebtedness, which encumber certain of its assets, and to all of the secured and unsecured indebtedness and other liabilities of the Operating Partnership’s consolidated subsidiaries and unconsolidated joint ventures and co-investment ventures. As a result, in the event of the Operating Partnership’s bankruptcy or liquidation, any holders of its mortgages or other secured indebtedness would be entitled to be repaid in full before the Operating Partnership’s pledged assets would be available to satisfy its obligations on the exchangeable notes, and, in the event of a bankruptcy or liquidation of any of its subsidiaries, the creditors of that subsidiary would be entitled to be repaid in full before any assets of that subsidiary would be available to satisfy the Operating Partnership’s obligations on the exchangeable notes. In addition, the guarantee of the exchangeable notes by Prologis, Inc. is effectively subordinated to all of the mortgages and other secured indebtedness of Prologis, Inc. and all of the secured and unsecured indebtedness and other liabilities of its subsidiaries, other than the Operating Partnership. Further, Prologis, Inc.’s only significant asset is its ownership interest in the Operating Partnership. Subject to certain limitations, Prologis, Inc. and the Operating Partnership may incur additional indebtedness.

The guarantees of the exchangeable notes by Prologis, Inc. could be voided.

Prologis, Inc.’s obligations under its guarantees of the exchangeable notes may be subject to review under state or federal fraudulent transfer laws in the event of Prologis, Inc.’s bankruptcy or other financial difficulty. Under those laws, in a lawsuit by an unpaid creditor or representative of creditors of Prologis, Inc., such as a trustee in bankruptcy, if a court were to find that, when Prologis, Inc. entered into the guarantees, it received less than fair consideration or reasonably equivalent value for the guarantees and either:

•	was insolvent;

•	was rendered insolvent;

•	was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital;

•	intended to incur or believed that it would incur debts beyond its ability to pay as the debts matured; or

•	entered into the guarantees with actual intent to hinder, delay or defraud its creditors,

then the court could void the guarantees and Prologis, Inc.’s obligations under the guarantees and direct the return of any amounts paid under the guarantees to Prologis, Inc. or to a fund for the benefit of its creditors. Furthermore, to the extent that Prologis, Inc.’s obligations under the guarantees of the exchangeable notes exceed the actual benefit that it receives from the exchangeable notes, Prologis, Inc. may be deemed not to have received fair consideration or reasonably equivalent value from the guarantees. As a result, the guarantees and Prologis, Inc.’s obligations under the guarantees may be void. The measure of insolvency for purposes of the factors above will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

Your ability to transfer the exchangeable notes may be limited by the absence of a trading market.

The Operating Partnership does not currently intend to apply for listing of the exchangeable notes on any securities exchange. The liquidity of any market for the exchangeable notes depends on the number of holders of the exchangeable notes, the Operating Partnership’s performance, the market for similar securities, the interest of securities dealers in making a market for the exchangeable notes, prevailing interest rates and other factors. Accordingly, the Operating Partnership can provide no assurance as to the development or liquidity of any market for the exchangeable notes.

The credit and risk profile of Prologis, Inc. could adversely affect the Operating Partnership’s credit ratings and profile.

The credit and business risk profiles of the general partner or owners of a general partner may be factors in credit evaluations of a limited partnership. This is because the general partner can exercise significant influence over the business activities of the partnership, including its cash distribution and acquisition strategy and business risk profile. Another factor that may be considered is the financial condition of the general partner and its owners, including the degree of their financial leverage and their dependence on cash flow from the partnership to service their indebtedness. Accordingly, the Operating Partnership’s credit ratings and business risk profile could be adversely affected if the ratings and risk profile of Prologis, Inc. were to decline or were viewed as substantially lower or riskier than the Operating Partnership’s ratings and risk profile.

The Operating Partnership may elect to cause the redemption of the exchangeable notes when prevailing interest rates are relatively low.

The Operating Partnership may not redeem the exchangeable notes prior to maturity except to preserve Prologis, Inc.’s status as a REIT. If at any time the Operating Partnership determines it is necessary to redeem the exchangeable notes in order to preserve Prologis, Inc.’s status as a REIT, the Operating Partnership may redeem all, but not less than all, of the exchangeable notes then outstanding for cash at a price equal to 100% of the principal amount of the exchangeable notes being redeemed, plus accrued and unpaid interest, if any, to the redemption date. See “Description of the Exchangeable Notes — Optional Redemption.”

If the Operating Partnership were to redeem exchangeable notes at a time when prevailing interest rates are less than the interest rate on the exchangeable notes being redeemed, you may not be able to reinvest the proceeds from the redemption to obtain a comparable yield.

The Trustee has only limited rights of acceleration.

The Trustee under the indenture governing the exchangeable notes may accelerate payment of the principal and accrued and unpaid interest on the exchangeable notes only upon the occurrence and continuation of an event of default. An event of default will generally be limited to payment defaults, breach of other covenants after notice, acceleration of other indebtedness and judgment defaults in excess of a specified amount, and specific events of bankruptcy, insolvency and reorganization relating to the Operating Partnership or Prologis, Inc.

If the Operating Partnership were to become subject to entity level taxation for U.S. federal or state tax purposes, then the Operating Partnership’s cash available for payment on the exchangeable notes would be substantially reduced.

Current law may change so as to cause the Operating Partnership to be treated as a corporation for U.S. federal income tax purposes or otherwise subject the Operating Partnership to entity level U.S. federal income taxation. If the Operating Partnership were treated as a corporation for U.S. federal income tax purposes, the Operating Partnership would pay U.S. federal income tax on its taxable income at the corporate tax rate, which is currently a maximum of 35%, and it likely would pay state taxes as well. Because a tax would be imposed upon the Operating Partnership as a corporation, the cash available for payment on the exchangeable notes would be substantially reduced. Therefore, treatment of the Operating Partnership as a corporation would result in a material reduction in its anticipated cash flows and could cause a reduction in the value of the exchangeable notes and would materially and adversely affect the value of our common stock.

In addition, several states are evaluating ways to subject partnerships to entity level taxation through the imposition of state income, franchise and other forms of taxation. For example, the Operating Partnership is subject to an entity level tax on the portion of its gross income apportioned to Texas. If any additional state were to impose an entity level tax on the Operating Partnership, the cash available for payment on the exchangeable notes would be reduced.

The settlement feature of the exchangeable notes may have adverse consequences.

Unless the Operating Partnership elects to satisfy its exchange obligations entirely in shares of our common stock, the exchangeable notes are subject to net share settlement, which means that the Operating Partnership will satisfy its exchange obligation to holders by paying cash in settlement of the lesser of the principal amount and the daily exchange value of the exchangeable notes and by delivering shares of our common stock or, at the Operating Partnership’s election, cash, in settlement of any and all exchange obligations in excess of the principal amount of the exchangeable notes, as described under “Description of the Exchangeable Notes — Exchange Rights Payment Upon Exchange of the Exchangeable Notes.” Accordingly, upon exchange of the exchangeable notes, holders might not receive any shares of our common stock, or they might receive fewer shares of our common stock relative to the daily exchange value of the exchangeable notes. In addition, any settlement of an exchange of exchangeable notes will be delayed until at least the 25th trading day following the Operating Partnership’s receipt of the holder’s exchange notice. Accordingly, you may receive less proceeds than expected, because the value of any shares of our common stock that you receive may decline (or fail to appreciate as much as you may expect) between the day that you exercise your exchange right and the day the daily exchange value of your exchangeable notes is determined.

The Operating Partnership’s failure to exchange the exchangeable notes into shares of our common stock, a combination of cash and shares of our common stock, or, if the Operating Partnership so elects, cash, upon exercise of a holder’s exchange right in accordance with the provisions of the indenture governing the exchangeable notes would constitute a default under the indenture. In addition, a default under the indenture could lead to a default under existing and future agreements governing the Operating Partnership’s indebtedness. If, due to a default, the repayment of related indebtedness were to be accelerated after any applicable notice or grace periods, the Operating Partnership may not have sufficient funds to repay such indebtedness and amounts owing in respect of the exchange of any exchangeable notes. If the Operating Partnership is unable to deliver registered shares of our common stock upon exchange, the Operating Partnership may be more likely to elect to settle its obligations under the exchange by delivering cash.

If the market price of our common stock decreases, the market price of exchangeable notes may similarly decrease.

The Operating Partnership expects that the market price of the exchangeable notes is significantly affected by the market price of our common stock. This may result in greater volatility in the market price of the exchangeable notes than would be expected for the Operating Partnership’s non-exchangeable debt securities. The market price of our common stock will likely continue to fluctuate in response to factors, including the factors discussed elsewhere in this prospectus and Prologis, Inc.’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013, many of which are beyond the Operating Partnership’s control. For instance, the price of our common stock could be affected by possible sales of shares of our common stock by investors who view the exchangeable notes as a more attractive means of equity participation in Prologis, Inc. and by hedging or arbitrage trading activity that may develop involving our common stock. The hedging or arbitrage could, in turn, affect the trading prices of the exchangeable notes. In addition, anticipated exchange of the exchangeable notes issued in this offering into shares of our common stock could depress the price of our common stock to the extent that any such exchange would result in the issuance by Prologis, Inc. of a significant number of additional shares of our common stock. Future issuances of shares of our common stock in other circumstances could likewise have a similar effect on the market price of our common stock and, therefore, the market price of the exchangeable notes.

The Operating Partnership may be unable to repurchase exchangeable notes upon the occurrence of a fundamental change.

You have the right to require the Operating Partnership to repurchase your exchangeable notes upon the occurrence of a fundamental change. The Operating Partnership cannot assure you that it will have enough funds to repurchase all the exchangeable notes if a fundamental change event occurs. In addition, future debt the Operating Partnership incurs may limit its ability to repurchase all of the exchangeable notes upon a fundamental change. Moreover, if you or other investors in the exchangeable notes exercise the repurchase right upon a fundamental change, it may cause a default under that debt, even if the fundamental change itself does not cause a default owing to the financial effect of such a repurchase on the Operating Partnership.

A change in control or a fundamental change may adversely affect the Operating Partnership or the exchangeable notes.

A fundamental change or change in control transaction involving Prologis, Inc. could have a negative effect on the Operating Partnership and the trading price of our common stock and could negatively impact the trading price of the exchangeable notes. Furthermore, the fundamental change provisions, including the provisions requiring the increase to the applicable exchange rate for exchanges in connection with a fundamental change at any time with respect to the exchangeable notes, may in certain circumstances make it more difficult to complete or discourage a takeover of Prologis, Inc. and the removal of incumbent management.

The adjustment to the applicable exchange rate for exchangeable notes exchanged in connection with a fundamental change may not adequately compensate you for any lost value of your exchangeable notes as a result of such transaction.

If a fundamental change occurs at any time with respect to the exchangeable notes, the Operating Partnership will increase the applicable exchange rate by a number of additional shares of our common stock for exchangeable notes exchanged in connection with such fundamental change. The increase in the applicable exchange rate will be determined based on the date on which the fundamental change becomes effective and the price paid per share of our common stock in such transaction, as described below under “Description of the Exchangeable Notes —Exchange Rights Adjustment to Shares Delivered Upon Exchange Upon Fundamental Change.” The adjustment to the applicable exchange rate for exchangeable notes exchanged in connection with a fundamental change may not adequately compensate you for any lost value of your exchangeable notes as a result of such transaction. In addition, if the price per share of our common stock in the transaction is greater than $89.61 per share or less than $30.02 per share (in each case, subject to adjustment), no adjustment will be made to the applicable exchange rate for the exchangeable notes.

Moreover, in no event will the total number of shares of our common stock issuable upon exchange as a result of this adjustment exceed 33.3134 per $1,000 principal amount of exchangeable notes, subject to adjustments in the same manner as the applicable exchange rate as set forth under “Description of the Exchangeable Notes — Exchange Rights — Exchange Rate Adjustments of the Exchangeable Notes.” The Operating Partnership’s obligation to increase the applicable exchange rate in connection with a fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

A change in control involving the Operating Partnership may not constitute a fundamental change for purposes of the exchangeable notes.

The indenture, with respect to the exchangeable notes, contains no covenants or other provisions to afford protection to holders of the exchangeable notes in the event of a change in control involving the Operating Partnership except to the extent described under “Description of the Exchangeable Notes — Fundamental Change Permits Holders to Require the Operating Partnership to Repurchase the Exchangeable Notes” and “— Exchange Rights — Adjustment to Shares Delivered Upon Exchange Upon Fundamental Change.” However, the term fundamental change is limited and may not include every change in control event that might cause the market price of the exchangeable notes to decline. As a result, your rights under the exchangeable notes upon the occurrence of a fundamental change may not preserve the value of the exchangeable notes in the event of a change in control involving Prologis, Inc. In addition, any change in control involving Prologis, Inc. may negatively affect the liquidity, value or volatility of our common stock, negatively impacting the value of the exchangeable notes.

Ownership limitations in the charter of Prologis, Inc. may impair the ability of holders to exchange exchangeable notes for shares of our common stock.

Prologis, Inc.’s charter (including the Prologis, Inc. articles of incorporation, the “Prologis, Inc. charter”) prohibits the actual or constructive ownership by any single person of more than 9.8% (by value or number of shares, whichever is more restrictive) of the issued and outstanding shares of our common stock. Prologis, Inc. refers to this limitation as the “ownership limit.” The purpose of the ownership limit is to assist in protecting and preserving Prologis, Inc.’s REIT status under the Code. For Prologis, Inc. to qualify as a REIT under the Code, not more than 50% in value of Prologis, Inc.’s outstanding shares of common stock may be owned by five or fewer individuals at any time during the last half of any taxable year. The ownership limit permits five persons to acquire up to a maximum of 9.8% each, or an aggregate of 49% of the outstanding shares, and, thus, assists the board of directors in protecting and preserving Prologis, Inc.’s REIT status under the Code. See “Description of Common Stock” and “Restrictions on Ownership and Transfer of Capital Stock.”

Prologis, Inc.’s charter provides that shares acquired or held in violation of the ownership limit will be transferred to a trust for the benefit of a designated charitable beneficiary. The charter further provides that any person who acquires shares in violation of the ownership limit will not be entitled to any dividends on the shares or be entitled to vote the shares or receive any proceeds from the subsequent sale of the shares in excess of the lesser of the price paid for the shares or the amount realized from the sale. A transfer of shares in violation of the above limits may be void under certain circumstances. In addition, stockholders are required to disclose, upon demand of the board of directors, such information with respect to their direct and indirect ownership of shares of Prologis, Inc. as the board of directors deems necessary to comply with the provisions of the Code pertaining to qualification, for tax purposes, of REITs, or to comply with the requirements of any other appropriate taxing authority.

Notwithstanding any other provision of the exchangeable notes, in addition to the Operating Partnership’s right to elect to deliver exchange consideration in whole or in part in cash, no holder of exchangeable notes will be entitled to receive shares of our common stock upon an exchange of exchangeable notes to the extent that receipt of such shares of our common stock (assuming the Operating Partnership elected to deliver common stock) would cause such holder (together with such holder’s affiliates) to exceed such ownership limit.

If you hold exchangeable notes, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock.

If you hold exchangeable notes, you are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on shares of our common stock), but, if you subsequently exchange your exchangeable notes for shares of our common stock, you will be subject to all changes affecting our common stock. You have rights as a holder of our common stock only if and when the Operating Partnership delivers shares of our common stock to you upon exchange of your exchangeable notes. For example, in the event that an amendment is proposed to Prologis, Inc.’s charter or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of shares of our common stock to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers or rights of our common stock if you are issued shares upon exchange of your exchangeable notes.

The value of the exchange right associated with the exchangeable notes may be substantially lessened or eliminated if Prologis, Inc. is party to a merger, consolidation or other similar transaction.

If Prologis, Inc. is party to a consolidation, merger, binding share exchange or sale of all or substantially all of Prologis, Inc.’s assets pursuant to which shares of our common stock are exchanged into the right to receive cash, securities or other property, at the effective time of the transaction, the right to exchange the exchangeable notes into shares of our common stock will be changed into a right to exchange the exchangeable notes into the kind and amount of cash, securities or other property that the holder would have received if the holder had exchanged its exchangeable notes immediately prior to the transaction. This change could substantially lessen or eliminate the value of the exchange privilege associated with the exchangeable notes in the future. For example, if all of the outstanding shares of our common stock were acquired for cash in a merger transaction, each exchangeable note would become exchangeable solely into cash and would no longer be exchangeable into securities whose value would vary depending on Prologis, Inc. future prospects and other factors.

The exchange rate of the exchangeable notes may not be adjusted for all dilutive events, which may adversely affect the trading price of the exchangeable notes.

The exchange rate of the exchangeable notes is subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends or payment of certain cash dividends, whether quarterly or special, on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of shares of capital stock, indebtedness, or assets and certain issuer tender or exchange offers as described under “Description of the Exchangeable Notes — Exchange Rights Adjustment to Shares Delivered Upon Exchange Upon Fundamental Change.” However, the exchange rate will not be adjusted for other events, such as certain exchange offers or an issuance of shares of our common stock for cash, that may adversely affect the trading price of the exchangeable notes or the shares of our common stock. An event that adversely affects the value of the exchangeable notes may occur, and that event may not result in an adjustment to the applicable exchange rate.

You may be deemed to have received taxable income if the exchange rate of the exchangeable notes is adjusted, even if you do not receive any cash.

If Prologis, Inc. pays a cash dividend on its common stock over a set dividend threshold amount described below under clause (4) of the heading “Description of the Exchangeable Notes — Exchange Rights — Adjustment to Shares Delivered Upon Exchange Upon Fundamental Change — Adjustment Events”, an adjustment to the applicable exchange rate may result, and you may be deemed to have received a taxable dividend, interest or other income subject to U.S. federal income tax without the receipt of any cash. In addition, adjustments (or failures to make adjustments) that have the effect of increasing a holder’s proportionate share in Prologis, Inc. assets or earnings may, in some circumstances, result in a deemed distribution to such holder. For example, if the applicable exchange rate is increased at the Operating Partnership’s discretion or in certain other circumstances (including in connection with the payment of a dividend to our common stockholders that results in an adjustment to the applicable exchange rate and that is taxable to our common stockholders), such increase may result in a deemed payment of a taxable dividend, interest or other income to holders of the exchangeable notes, notwithstanding the fact that the holders do not receive a cash payment. See “Material United States Federal Income Tax Consequences — U.S. Federal Income Tax Considerations Relating to the Exchangeable Notes — U.S. Holders — Constructive Dividends.” If you are a non-U.S. holder (as defined in “Material United States Federal Income Tax Consequences”), such deemed dividend, interest or other income may be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable treaty. See “Material United States Federal Income Tax Consequences — U.S. Federal Income Tax Considerations Relating to the Exchangeable Notes — Non-U.S. Holders — Adjustments to Exchange Rate.”

An exchange of exchangeable notes for our common stock will result in taxable gain or loss to you.

An exchange of the exchangeable notes for our common stock will generally result in taxable gain or loss to you. See “Material United States Federal Income Tax Consequences — U.S. Federal Income Tax Considerations Relating to the Exchangeable Notes — U.S. Holders — Sale, Exchange or Other Disposition of Exchangeable Notes” and “— Non-U.S. Holders — Sale, Exchange of Other Disposition of Exchangeable notes.”

The Operating Partnership cannot assure you that it will not be required to withhold on payments to non-U.S. holders of exchangeable notes in connection with a sale, exchange, redemption, repurchase, conversion or other disposition of exchangeable notes based on the facts and circumstances at the time.

Although the Operating Partnership believes currently that the exchangeable notes do not constitute “U.S. real property interests” and the Operating Partnership therefore does not currently intend to withhold under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, the Operating Partnership cannot assure you that the exchangeable notes will not constitute U.S. real property interests depending on the facts or law in existence at the time of any sale, exchange, redemption, repurchase, exchange or other disposition of an exchangeable note. If the exchangeable notes were to constitute U.S. real property interests, withholding on payments to non-U.S. holders in connection with such a sale, exchange, redemption, repurchase, exchange or other disposition of exchangeable notes may be required, regardless of whether such non-U.S. holders provided certification documenting their non-U.S. status, which could materially and adversely affect the value of the exchangeable notes. See “Material United States Federal Income Tax Consequences — U.S. Federal Income Tax Considerations Relating to the Exchangeable Notes — Non-U.S. Holders — Sale, Exchange or Other Dispositions of the Notes.”

USE OF PROCEEDS

We will not receive any additional consideration when we issue shares of our common stock to the holders of the exchangeable notes upon exchange of their exchangeable notes, but we have agreed to pay certain registration expenses. Also, we will not receive any of the proceeds from the sale of any of the shares of our common stock by such holders. Such holders will receive all proceeds from the sale of the shares.

RATIOS OF EARNINGS TO FIXED CHARGES

For purposes of computing these ratios: (i) “earnings” consist of earnings from continuing operations, excluding income taxes, minority interest share in earnings and fixed charges, other than capitalized interest, and (ii) “fixed charges” consist of interest on borrowed funds, including amounts that have been capitalized, and amortization of capitalized debt issuance costs, debt premiums and debt discounts.

The following table shows our ratio of earnings to fixed charges for each of the periods indicated:

	Quarter Ended March 31, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Ratio of earnings (loss), as adjusted, to fixed charges	1.0	1.5	(a)	(a)	(a)	(a)

(a) The loss from continuing operations for 2012, 2011, 2010 and 2009 included impairment charges of $269.0 million, $147.7 million, $1.1 billion and $495.2 million, respectively, that are discussed in our Annual Report on Form 10-K. Our fixed charges exceed our earnings (loss), as adjusted, by $152.9 million, $312.8 million, $1.7 billion and $424.5 million for the years ended December 31, 2012, 2011, 2010 and 2009, respectively.

DESCRIPTION OF THE EXCHANGEABLE NOTES

The Operating Partnership issued the exchangeable notes under the Indenture, dated as of June 8, 2011 (the “Original Indenture”), among Prologis, L.P., as issuer, Prologis, Inc., as guarantor, and U.S. Bank National Association, as trustee. The Original Indenture has been supplemented by a First Supplemental Indenture, dated as of June 8, 2011, a Second Supplemental Indenture, dated as of June 8, 2011, a Third Supplemental Indenture, dated as of June 8, 2011, a Fourth Supplemental Indenture, dated as of June 8, 2011, a Fifth Supplemental Indenture, dated as of August 15, 2013, a Sixth Supplemental Indenture, dated as of December 3, 2013, and a Seventh Supplemental Indenture, dated as of February 20, 2014. We collectively refer to the Original Indenture, as amended and supplemented, as the “indenture.” The terms of the exchangeable notes include those provisions contained in the indenture, portions of which are described in this prospectus and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The exchangeable notes are subject to all of these terms, and holders of exchangeable notes are referred to the indenture and the Trust Indenture Act for a statement of those terms.

General

The exchangeable notes are the Operating Partnership’s direct, unsecured and unsubordinated obligations and rank pari passu with all of the Operating Partnership’s other unsecured and unsubordinated indebtedness outstanding from time to time and are fully and unconditionally guaranteed by Prologis, Inc. except as may be limited to the maximum amount permitted under applicable federal or state law. Each guarantee of the exchangeable notes is an unsecured and unsubordinated obligation of Prologis, Inc. and ranks pari passu in right of payment with all of its current and future unsecured and unsubordinated indebtedness. The exchangeable notes and each guarantee are effectively subordinated to any current and future indebtedness of the Operating Partnership and Prologis, Inc. that is both secured and unsubordinated to the extent of the assets securing such indebtedness.

A substantial portion of the total assets of the Operating Partnership at December 31, 2013 are held directly by the Operating Partnership’s consolidated subsidiaries and unconsolidated joint ventures and co-investment ventures. Accordingly, the cash flow of the Operating Partnership and the consequent ability to service its debt, including the exchangeable notes, are partially dependent on the earnings of such consolidated subsidiaries and unconsolidated joint ventures and co-investment ventures and the exchangeable notes are effectively subordinated to all existing and future indebtedness, guarantees and other liabilities of such consolidated subsidiaries and unconsolidated joint ventures and co-investment ventures.

The exchangeable notes are effectively subordinated to the Operating Partnership’s mortgages and other secured indebtedness to the extent of any collateral pledged as security therefor.

Under the indenture, in addition to the ability to issue notes with terms different from the exchangeable notes, the Operating Partnership has the ability to reopen this series of exchangeable notes and issue additional exchangeable notes without the consent of the holders. Each series may be as established from time to time in or pursuant to authority granted by a resolution of the Operating Partnership’s general partner, Prologis, Inc., or as established in one or more indentures supplemental to the indenture.

Other than the restrictions described under “— Fundamental Change Permits Holders to Require the Operating Partnership to Repurchase Exchangeable Notes” and “— Merger, Consolidation or Sale” below, and except for the provisions set forth under “— Exchange Rights — Adjustment to Shares Delivered Upon Exchange upon Fundamental Change”, the indenture contains no other provisions that limit the Operating Partnership’s ability to incur indebtedness or that would afford holders of the exchangeable notes protection in the event of a highly leveraged or similar transaction involving the Operating Partnership or in the event of a change of control or a decline in the credit rating of the Operating Partnership as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving the Operating Partnership that could adversely affect such holders.

Prologis, Inc. Guarantee

The Operating Partnership’s obligations under the exchangeable notes are fully and unconditionally guaranteed by Prologis, Inc. Prologis, Inc.’s guarantee of the exchangeable notes ranks pari passu in right of payment with all of Prologis, Inc.’s unsecured and unsubordinated indebtedness, including Prologis, Inc.’s indebtedness for borrowed money, indebtedness evidenced by bonds, debentures, notes or similar instruments, obligations arising from or with respect to guarantees and direct credit substitutes, obligations associated with hedges and derivative products, capitalized lease obligations and other unsecured and unsubordinated indebtedness. The guarantee of the exchangeable notes by Prologis, Inc. is effectively subordinated to all of the mortgages and other secured indebtedness of Prologis, Inc. and all of the secured and unsecured indebtedness and other liabilities of its subsidiaries, other than the Operating Partnership. The obligations of Prologis, Inc. under each guarantee is limited to the maximum amount permitted under applicable federal or state law.

Denominations

The exchangeable notes are issued in registered form and in denominations of $1,000 and integral multiples of $1,000.

Principal, Maturity and Interest

The principal of, and premium or make-whole amounts, if any, and interest on the exchangeable notes is payable at the corporate trust office of U.S. Bank National Association, initially located at 100 Wall Street, Suite 1600, New York, New York 10005; provided that, at the Operating Partnership’s option, payment of interest may be made by check mailed to the address of the person entitled to the payment as it appears in the security register or by wire transfer of funds to the person to an account maintained within the United States.

Interest on the exchangeable notes is computed on the basis of a 360-day year consisting of twelve 30- day months. If any interest payment date, principal payment date or the maturity date falls on a day that is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after the interest payment date, principal payment date or the maturity date, as the case may be, until the next business day. “Business day” means any day, other than a Saturday, Sunday or legal holidays, on which banks in New York, New York are not authorized or required by law or executive order to be closed. In addition, you will not receive any separate cash payment for accrued and unpaid interest, if any, upon exchange, except as described under “— Exchange Rights.” Any interest not punctually paid or duly provided for on any interest payment date with respect to an exchangeable note, will cease to be payable to the holder on the applicable regular record date and either may be paid to the person in whose name the exchangeable note is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the Trustee, notice of which will be given to the holder of the exchangeable note not less than ten days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the indenture.

The exchangeable notes mature on March 15, 2015. As of June 9, 2014, $451,180,000 in aggregate principal amount of exchangeable notes is outstanding. Interest on the exchangeable notes:

•	accrues at the rate of 3.250% per annum;

•	payable in cash semi-annually in arrears on each March 15 and September 15; and

•	payable to holders of record on the March 1 and September 1 immediately preceding the related interest payment dates.

Ownership Limitation

In order to assist Prologis, Inc. in maintaining its qualification as a REIT for U.S. federal income tax purposes, no person may own more than 9.8% (by value or number of shares, whichever is more restrictive) of our common stock, subject to certain exceptions. Notwithstanding any other provision of the exchangeable notes, in addition to the Operating Partnership’s right to elect to deliver exchange consideration in whole or in part in cash, no holder of exchangeable notes will be entitled to exchange such exchangeable notes for shares of our common stock to the extent that receipt of such shares (assuming the Operating Partnership elected to deliver common stock) would cause such holder (together with such holder’s affiliates) to exceed such ownership limit. See “Description of Common Stock” and “Restrictions on Ownership and Transfer of Capital Stock.”

Moreover, the holders of the exchangeable notes have no right to receive cash or other consideration in lieu of shares of our common stock upon the exchange of their exchangeable notes to the extent such exchange would otherwise result in their aggregate ownership of shares of our common stock, options, warrants, convertible securities or other rights to acquire shares of our common stock exceeding 9.8% (by value or number of shares, whichever is more restrictive) of the outstanding shares of our common stock (provided that such holders will be entitled to receive on the same basis as all other note holders cash that the Operating Partnership pays to redeem or repurchase the notes for cash as described herein). See “Description of Common Stock” and “Restrictions on Ownership and Transfer of Capital Stock.”

No Stockholder Rights for Holders of Exchangeable Notes

Holders of exchangeable notes, as such, have no rights as stockholders of Prologis, Inc. (including, without limitation, voting rights and rights to receive dividends or other distributions on shares of our common stock). See “Risk Factors—If you hold exchangeable notes, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock.”

Calculations in Respect of the Exchangeable Notes

Except as explicitly specified otherwise herein, the Operating Partnership is responsible for making all calculations required under the exchangeable notes. These calculations include, but are not limited to, determinations of the exchange price and exchange rate applicable to the exchangeable notes. The Operating Partnership will make all these calculations in good faith and, absent manifest error, the Operating Partnership’s calculations will be final and binding on holders of the exchangeable notes. The Operating Partnership will provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of the Operating Partnership’s calculations without independent verification. The Trustee will forward the Operating Partnership’s calculations to any holder of exchangeable notes upon request.

Optional Redemption

The Operating Partnership may not redeem the exchangeable notes prior to maturity except to preserve Prologis, Inc.’s status as a REIT. If at any time the Operating Partnership determines it is necessary to redeem the exchangeable notes in order to preserve Prologis, Inc.’s status as a REIT, the Operating Partnership may, on at least 30 days’ and no more than 60 days’ notice, redeem all, but not less than all, of the exchangeable notes then outstanding for cash at a price equal to 100% of the principal amount of the exchangeable notes being redeemed, plus accrued and unpaid interest, if any, to the redemption date. You may exchange exchangeable notes or portions of exchangeable notes called for redemption until the close of business on the day that is two business days prior to the redemption date.

The Operating Partnership or a third party may, to the extent permitted by applicable law, at any time purchase exchangeable notes in the open market, by tender at any price or by private agreement. Any exchangeable notes so purchased may, to the extent permitted by applicable law and subject to restrictions contained in a dealer manager agreement with the dealer managers, be reissued or resold or may, at the Operating Partnership’s or such third party’s option, be surrendered to the Trustee for cancellation. Any exchangeable notes surrendered for cancellation may not be reissued or resold and will be canceled promptly.

The Operating Partnership may deduct and withhold, from the amount payable upon redemption, any amounts required to be deducted and withheld under applicable law.

No sinking fund is provided for the exchangeable notes.

Fundamental Change Permits Holders to Require the Operating Partnership to Repurchase Exchangeable Notes

If a fundamental change, as defined below, occurs at any time, you will have the right, at your option, to require the Operating Partnership to repurchase all of your exchangeable notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a date (the “fundamental change repurchase date”) of the Operating Partnership’s choosing that is not less than 20 nor more than 35 business days after the date of the Operating Partnership’s notice of the fundamental change. The price the Operating Partnership is required to pay is equal to 100% of the principal amount of the exchangeable notes to be purchased plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. Any exchangeable notes purchased by the Operating Partnership will be paid for in cash.

On or before the 20th day after the occurrence of a fundamental change, the Operating Partnership will provide to all holders of the exchangeable notes, the Trustee and the paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

•	the events causing the fundamental change;

•	the date of the fundamental change;

•	the last date on which a holder may exercise the repurchase right;

•	the fundamental change repurchase price;

•	the fundamental change repurchase date;

•	the name and address of the paying agent and the exchange agent, if applicable;

•	the applicable exchange rate and any adjustments to the applicable exchange rate;

•	that the exchangeable notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be exchanged only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require the Operating Partnership to repurchase their exchangeable notes.

Simultaneously with providing such notice, the Operating Partnership will publish a notice containing this information in a newspaper of general circulation in New York City or publish the information on its website or through such other public medium as it may use at that time.

To exercise the repurchase right, you must deliver, on or before the fundamental change repurchase date, the exchangeable notes to be purchased, duly endorsed for transfer, together with a written repurchase notice and the form entitled “Form of Fundamental Change Repurchase Notice” on the reverse side of the exchangeable notes duly completed, to the paying agent. Your repurchase notice must state:

•	if certificated, the certificate numbers of your exchangeable notes to be delivered for repurchase;

•	the portion of the principal amount of exchangeable notes to be purchased, which must be $1,000 or an integral multiple thereof; and

•	that the exchangeable notes are to be purchased by the Operating Partnership pursuant to the applicable provisions of the exchangeable notes and the indenture.

You may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn exchangeable notes;

•	if certificated exchangeable notes have been issued, the certificate numbers of the withdrawn exchangeable notes, or if not certificated, your notice must comply with appropriate Depository Trust Company (“DTC”) procedures; and

•	the principal amount, if any, which remains subject to the repurchase notice.

The Operating Partnership will be required to repurchase the exchangeable notes on the fundamental change repurchase date. You will receive payment of the fundamental change repurchase price promptly following the later of the fundamental change repurchase date or the time of book-entry transfer or the delivery of the exchangeable notes. If the paying agent holds money or securities sufficient to pay the fundamental change repurchase price of the exchangeable notes on the second business day following the fundamental change repurchase date, then:

•	the exchangeable notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the exchangeable notes is made or whether or not the exchangeable note is delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price and previously accrued and unpaid interest upon delivery or transfer of the exchangeable notes).

The repurchase rights of the holders could discourage a potential acquirer of Prologis, Inc. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of Prologis, Inc. by any means or part of a plan by management to adopt a series of anti-takeover provisions.

If a fundamental change were to occur, the Operating Partnership may not have enough funds to pay the fundamental change repurchase price. See “Risk Factors—The Operating Partnership may be unable to repurchase exchangeable notes upon the occurrence of a fundamental change.” If the Operating Partnership fails to repurchase the exchangeable notes when required following a fundamental change, the Operating Partnership will be in default under the indenture. In addition, the Operating Partnership has incurred, and may in the future incur, other indebtedness with change in control provisions permitting the holders thereof to accelerate or to require the Operating Partnership to repurchase such indebtedness upon the occurrence of specified change in control events or on some specific dates.

Certain of the Operating Partnership’s debt agreements may limit its ability to repurchase exchangeable notes.

No exchangeable notes may be purchased at the option of holders upon a fundamental change if there has occurred and is continuing an event of default other than an event of default that is cured by the payment of the fundamental change repurchase price.

Exchange Rights

General

Subject to the restrictions on ownership of shares of our common stock, holders may exchange their exchangeable notes at an “exchange rate” of 25.8244 shares of our common stock per $1,000 principal amount of exchangeable notes (equivalent to an exchange price of approximately $38.7231 per share of our common stock) at any time prior to the close of business on the trading day immediately preceding the final maturity date of the exchangeable notes.

The exchange rate and the equivalent exchange price in effect at any given time are referred to as the “applicable exchange rate” and the “applicable exchange price”, respectively, and are subject to adjustment as described below. The exchange price at any given time will be computed by dividing $1,000 by the applicable exchange rate at such time. A holder may exchange fewer than all of such holder’s exchangeable notes so long as the exchangeable notes exchanged are an integral multiple of $1,000 principal amount.

Upon exchange, the Operating Partnership will have the right to deliver cash, shares of our common stock, or a combination of cash and shares of our common stock, in each case as described under”— Payment Upon Exchange of the Exchangeable Notes.” The Operating Partnership will inform you through the Trustee of the method the Operating Partnership will choose to satisfy its exchange obligations within two trading days immediately after its receipt of your exchange notice.

If the Operating Partnership does not elect otherwise, the Operating Partnership’s exchange obligations will be settled in a combination of cash and shares of our common stock as follows: (i) the Operating Partnership will pay cash in an amount equal to the lesser of the principal amount of the exchangeable notes to be exchanged and the exchange value of the exchangeable notes to be exchanged, calculated as described in this prospectus, and (ii) to the extent that the exchange value of the exchangeable notes to be exchanged exceeds the principal amount of the exchangeable notes to be exchanged, the Operating Partnership will issue shares of our common stock. The number of shares to be delivered will be determined based on a daily exchange value, as described below under “— Payment Upon Exchange of the Exchangeable Notes — Net Share Settlement”, calculated on a proportionate basis for each day of a 20 trading day observation period, as described in this prospectus. However, the Operating Partnership may elect to deliver cash in settlement of all or a portion of the amount by which the exchange value of the exchangeable notes to be exchanged exceeds the principal amount of such exchangeable notes or the Operating Partnership may elect to settle its exchange obligations entirely in shares of our common stock. If the Operating Partnership is unable to deliver registered shares of our common stock upon exchange, the Operating Partnership may be more likely to elect to settle its obligations under the exchange by delivering cash.

Except as described below, you will not receive any separate cash payment for accrued and unpaid interest upon exchange of your exchangeable notes. The Operating Partnership’s settlement of exchanges as described below under “— Payment Upon Exchange of the Exchangeable Notes” will be deemed to satisfy its obligation to pay:

•	the principal amount of the exchangeable notes; and

•	accrued and unpaid interest to, but not including, the exchange date.

As a result, accrued and unpaid interest to, but not including, the exchange date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the preceding paragraph, if exchangeable notes are exchanged after 5:00 p.m., New York City time, on a record date, holders of such exchangeable notes at 5:00 p.m., New York City time, on the record date will receive the interest payable on such exchangeable notes on the corresponding interest payment date notwithstanding the exchange. Exchangeable notes surrendered for exchange during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on such exchangeable notes on such interest payment date; provided that no such payment need be made with respect to exchangeable notes surrendered for exchange:

•	if the Operating Partnership has called the exchangeable notes for redemption and the redemption date falls within such period;

•	in connection with a fundamental change if the Operating Partnership has specified a fundamental change repurchase date that falls within such period;

•	after 5:00 p.m., New York City time on the record date immediately preceding the maturity date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of exchange with respect to such exchangeable notes.

If a holder exchanges exchangeable notes, the Operating Partnership will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the exchange, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

The exchangeable notes in respect of which a holder has delivered a notice of exercise of its option to require the Operating Partnership to repurchase its exchangeable notes upon the occurrence of a fundamental change (as defined below) may not be surrendered for exchange until the holder has withdrawn the notice in accordance with the indenture.

Exchange Procedures of Exchangeable Notes

If you hold a beneficial interest in a global note representing an exchangeable note, to exercise your exchange right you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date and, if required, pay all taxes or duties, if any.

If you hold a certificated exchangeable note, to exchange you must:

•	complete and manually sign the exchange notice on the back of the exchangeable note, or a facsimile of the exchange notice;

•	deliver the exchange notice, which is irrevocable, and the exchangeable note to the exchange agent;

•	if required, furnish appropriate endorsements and transfer documents; and

•	if required, pay all transfer or similar taxes; and if required, pay funds equal to interest payable on the next interest payment date.

The date you comply with these requirements is the “exchange date” under the indenture. If a holder has already delivered a repurchase notice as described under “— Fundamental Change Permits Holders to Require the Operating Partnership to Repurchase Exchangeable Notes” with respect to an exchangeable note, the holder may not surrender the exchangeable note for exchange until the holder has withdrawn the notice in accordance with the indenture.

Payment Upon Exchange of the Exchangeable Notes

In satisfaction of the Operating Partnership’s obligation upon exchange of exchangeable notes, the Operating Partnership may elect to deliver cash, shares of our common stock or a combination of cash and shares of our common stock, if applicable.

The Operating Partnership will inform the holders through the Trustee of the method it chooses to satisfy its obligation upon exchange no later than the second trading day immediately following its receipt of a notice of exchange. If the Operating Partnership does not give notice as to how it intends to settle, the Operating Partnership will satisfy its exchange obligation in cash and shares of our common stock or, at its option, cash in accordance with the net share settlement upon exchange method as described below under “— Net Share Settlement.” The Operating Partnership will treat all holders of exchangeable notes converting on the same trading day in the same manner. The Operating Partnership will not, however, have any obligation to settle the Operating Partnership’s exchange obligations arising on different trading days in the same manner. That is, the Operating Partnership may choose on one trading date to settle in shares of our common stock only and choose on another trading day to settle in cash or a combination of cash and shares of our common stock.

Settlement in Shares. If the Operating Partnership elects to satisfy its exchange obligation entirely in shares of our common stock, the Operating Partnership will deliver to you a number of shares equal to (i) the aggregate principal amount of exchangeable notes to be exchanged divided by $1,000, multiplied by (ii) the applicable exchange rate (which will include any increases to reflect any additional shares which you may be entitled to receive as described under “— Adjustment to Shares Delivered Upon Exchange Upon Fundamental Change”). The Operating Partnership will deliver such shares as soon as practicable after the Operating Partnership has informed you that it has elected to satisfy the Operating Partnership’s exchange obligations entirely in shares of our common stock.

Net Share Settlement. If the Operating Partnership does not elect otherwise, it will settle each $1,000 principal amount of exchangeable notes being exchanged by delivering, on the third trading day immediately following the last day of the related observation period (as defined below), cash and shares of our common stock or, at the Operating Partnership’s option, cash, equal to the sum of the daily settlement amounts (as defined below) for each of the 20 trading days during the related observation period.

The “observation period” with respect to any exchangeable note means the 20 consecutive trading day period beginning on and including the second trading day after you deliver your exchange notice to the exchange agent.

The “daily settlement amount”, for each of the 20 trading days during the observation period, shall consist of:

•	cash equal to the lesser of $50 and the daily exchange value relating to such day, and

•	if such daily exchange value exceeds $50, a number of shares of our common stock equal to (i) the difference between such daily exchange value and $50, divided by (ii) the daily VWAP of our common stock for such day, subject to the Operating Partnership’s right to deliver cash in lieu of all or a portion of such shares of our common stock as described below under”— Cash Settlement.”

The “daily exchange value” means, for each of the 20 consecutive trading days during the observation period, one-twentieth (1/20) of the product of (1) the applicable exchange rate and (2) the daily VWAP of our common stock (or the consideration into which our common stock have been exchanged in connection with certain corporate transactions) on such day.

The “daily VWAP” of our common stock means, for each of the 20 consecutive trading days during the observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page PLD AQR in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day as Prologis, Inc.’s board of directors determines in good faith using a volume-weighted method).

Cash Settlement. If the Operating Partnership so elects, as described in the second paragraph of this “— Payment Upon Exchange of the Exchangeable Notes” section, the Operating Partnership may specify a percentage of the amount by which the daily exchange value exceeds $50 that will be settled in cash, or the “cash percentage”, and the Operating Partnership will notify you of such cash percentage in the applicable time period as described in the second paragraph of this “— Payment Upon Exchange of the Exchangeable Notes” section, which notice the Operating Partnership refers to as the “cash percentage notice” (such settlement method is being referred to herein as the “cash settlement method upon exchange”). If the Operating Partnership elects to specify a cash percentage, the amount of cash that the Operating Partnership will deliver in respect of each trading day in the applicable observation period will equal to the product of (1) the cash percentage and (2) the amount by which the daily exchange value exceeds $50 for such trading day. The number of shares of our common stock deliverable in respect of each trading day in the applicable observation period will equal (i) the product of (a) 100% minus the cash percentage and (b) the amount by which the daily exchange value exceeds $50 for such trading day, divided by (ii) the daily VWAP of our common stock for such trading day. If the Operating Partnership does not specify a cash percentage, the Operating Partnership must settle the entire amount by which the daily exchange value exceeds $50 with shares of our common stock as described under “— Net Share Settlement” above; provided, however, that the Operating Partnership will deliver cash in lieu of any fractional shares of our common stock deliverable in connection with payment of the settlement amount as described above.

Except as described in this paragraph, no holder of exchangeable notes will be entitled, upon exchange of the exchangeable notes, to any cash payment or adjustment on account of accrued and unpaid interest, including additional interest, if any, on an exchanged exchangeable note, or on account of dividends or distributions on our common stock deliverable in connection with the exchange. If exchangeable notes are exchanged after the close of business on a record date and prior to the opening of business on the next interest payment date, including the date of maturity, holders of such exchangeable notes at the close of business on the record date will receive interest, including additional interest, if any, payable on such exchangeable notes on the corresponding interest payment date notwithstanding the exchange. In such event, when the holder surrenders the exchangeable note for exchange, the holder must deliver payment to the Operating Partnership of an amount equal to the interest payable on the interest payment date, including additional interest, if any, on the principal amount to be converted. The foregoing sentence shall not apply to exchangeable notes called for redemption on a redemption date within the period between the close of business on the record date and the opening of business on the interest payment date, to exchangeable notes surrendered for exchange in connection with a fundamental change in which the Operating Partnership has specified a fundamental change repurchase date that is after a record date and on or prior to the next interest payment date, to exchangeable notes surrendered for exchange after the record date immediately preceding the maturity date or to exchangeable notes surrendered for exchange on the interest payment date.

Notwithstanding the foregoing, if any calculation required in order to determine the number of shares of our common stock the Operating Partnership must deliver in respect of a particular exchange is based upon data that will not be available to the Operating Partnership on the exchange date, the Operating Partnership will delay settlement of that exchange until the third business day after the relevant data become available. This will be the case, in particular, for any exchange immediately following a spin-off described in paragraph (3) of “— Exchange Rate Adjustments of the Exchangeable Notes” below, or a tender offer or exchange offer described in paragraph (5) of “— Exchange Rate Adjustments of the Exchangeable Notes” below.

Exchange Rate Adjustments of the Exchangeable Notes

The exchange rate will be adjusted as described below, except that the Operating Partnership will not make any adjustments to the exchange rate if holders of the exchangeable notes participate, as a result of holding the exchangeable notes, in any of the transactions described below without having to exchange their exchangeable notes.

Adjustment Events

(1) If Prologis, Inc. issues common stock as a dividend or distribution on our common stock, or if Prologis, Inc. effects a share split or share combination, the exchange rate will be adjusted based on the following formula:

where,

ER0 =	the exchange rate in effect immediately prior to the “ex-date” (as defined below) for such dividend or distribution or the effective date of such share split or combination, as the case may be;

ER’ =	the exchange rate in effect as of the ex-date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

OS0 =	the number of shares of our common stock outstanding immediately prior to such event; and

OS’ =	the number of shares of our common stock outstanding immediately after such event.

(2) If Prologis, Inc. issues to all or substantially all holders of shares of our common stock any rights, warrants or convertible securities entitling them, for a period of not more than 60 calendar days, to subscribe for or purchase shares of our common stock at a price per share less than the last reported sale price per share of our common stock on the business day immediately preceding the date of announcement of such issuance, the exchange rate will be adjusted based on the following formula (provided that the exchange rate will be readjusted to the extent that such rights, warrants or convertible securities are not exercised prior to their expiration):

where,

ER0 =	the exchange rate in effect immediately prior to the ex-date for such distribution;

ER’ =	the exchange rate in effect as of the ex-date for such distribution;

OS0 =	the number of shares of our common stock outstanding immediately prior to such event;

X =	the total number of shares of our common stock issuable pursuant to such rights, warrants or convertible securities; and

Y =	the number of shares of our common stock equal to the aggregate price payable to exercise such rights, warrants or convertible securities divided by the average of the last reported sale prices per share of our common stock over the ten consecutive trading day period ending on the business day immediately preceding the record date (or, if later, the ex-date relating such distribution) for the issuance of such rights, warrants or convertible securities.

(3) If Prologis, Inc. distributes shares of capital stock, evidences of indebtedness or other assets or property of Prologis, Inc. to all or substantially all holders of shares of our common stock, excluding:

•	dividends or distributions and rights or warrants referred to in clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash; and

•	spin-offs to which the provisions set forth below in this paragraph (3) shall apply; then the exchange rate will be adjusted based on the following formula:

where,

ER0 =	the exchange rate in effect immediately prior to the ex-date for such distribution;

ER’ =	the exchange rate in effect as of the ex-date for such distribution;

SP0 =	the average of the last reported sale prices per share of our common stock over the ten consecutive trading day period ending on the business day immediately preceding the record date for such distribution (or, if earlier, the ex-date relating to such distribution); and

FMV =	the fair market value (as determined by the board of directors of Prologis, Inc.) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the record date for such distribution (or, if earlier, the ex-date relating to such distribution).

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on shares of our common stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which the Operating Partnership refers to as a “spin-off”, unless the Operating Partnership distributes such shares of capital stock or equity interests to holders of the exchangeable notes on the same basis as they would have received had they exchanged their exchangeable notes solely into shares of our common stock immediately prior to such dividend or distribution, the exchange rate in effect immediately before 5:00 p.m., New York City time, on the record date fixed for determination of stockholders entitled to receive the distribution will be increased based on the following formula:

where,

ER0 =	the exchange rate in effect immediately prior to the effective date of such distribution;

ER’ =	the exchange rate in effect as of the effective date of such distribution;

FMV0 =	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of shares of our common stock applicable to one share of our common stock over the first ten consecutive trading day period after the effective date of the spin-off; and

MP0 =	the average of the last reported sale prices per share of our common stock over the first ten consecutive trading day period after the effective date of the spin-off.

The adjustment to the exchange rate under the preceding paragraph will occur on the tenth trading day from, and including, the effective date of the spin-off; provided that in respect of any exchange within the ten trading days following any spin-off, references within this paragraph (3) to ten days shall be deemed replaced with such lesser number of trading days as have elapsed between such spin-off and the exchange date in determining the applicable exchange rate.

(4) If Prologis, Inc. pays any cash dividend or distribution to all or substantially all holders of shares of our common stock, to the extent that the aggregate of all such cash dividends or distributions paid in any quarter exceeds the dividend threshold amount (as defined below) for such quarter, the exchange rate will be adjusted based on the following formula:

where,

ER0 =	the exchange rate in effect immediately prior to the ex-date for such distribution;

ER’ =	the exchange rate in effect as of the ex-date for such distribution;

SP0 =	the average of the last reported sale prices per share of our common stock over the ten consecutive trading-day period ending on the business day immediately preceding the record date for such distribution (or, if earlier, the ex-date relating to such distribution);

T =	the dividend threshold amount, which shall be $0.3360 per quarter and which amount shall be appropriately adjusted from time to time for any stock dividends on, or subdivisions or combinations of, our common stock; provided, that if an exchange rate adjustment is required to be made as a result of a distribution that is not a quarterly dividend either in whole or in part, the dividend threshold amount shall be deemed to be zero; and

C =	the amount in cash per share that Prologis, Inc. distributes to holders of shares of our common stock.

(5) If Prologis, Inc. or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of our common stock, if the cash and value of any other consideration included in the payment per share of our common stock exceeds the last reported sale price per share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the exchange rate will be increased based on the following formula:

where,

ER0 =	the exchange rate in effect on the date such tender or exchange offer expires;

ER’ =	the exchange rate in effect on the day next succeeding the date such tender or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by the board of directors of Prologis, Inc.) paid or payable for shares purchased in such tender or exchange offer;

OS0 =	the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires;

OS’ =	the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires; and

SP’ =	the average of the last reported sale prices per share of our common stock over the ten consecutive trading-day period commencing on the trading day next succeeding the date such tender or exchange offer expires.

If, however, the application of the foregoing formula would result in a decrease in the exchange rate, no adjustment to the exchange rate will be made.

As used in this section, “ex-date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question.

Except as stated herein, the Operating Partnership will not adjust the exchange rate for the issuance of shares of our common stock or any securities exchangeable into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such exchangeable securities.

Events That Will Not Result in Adjustments

The applicable exchange rate will not be adjusted:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on Prologis, Inc. securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by Prologis, Inc. or any of its subsidiaries;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable or exchangeable security not described in the second bullet above and outstanding as of the date the exchangeable notes were first issued;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant or exercisable or exchangeable security not described in the second bullet above issued after the date the exchangeable notes were first issued so long as those securities are not issued to all or substantially all holders of shares of our common stock;

•	for a change in the par value of shares of our common stock;

•	for accrued and unpaid interest; or

•	for the avoidance of doubt, for the payment of cash or the issuance of shares of our common stock by Prologis, Inc. upon exchange, redemption or repurchase of exchangeable notes.

Adjustments to the applicable exchange rate will be calculated to the nearest 1/10,000th of a share of stock. The Operating Partnership will not be required to make an adjustment in the applicable exchange rate unless the adjustment would require a change of at least 1% in the exchange rate. However, the Operating Partnership will carry forward any adjustments that are less than 1% of the exchange rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% within one year of the first such adjustment carried forward, upon a fundamental change, upon any call of the exchangeable notes for redemption or upon maturity. Except as described in this section, the Operating Partnership will not adjust the exchange rate.

Treatment of Reference Property

In the event of any of the following (each, a “reorganization event”):

•	any reclassification of our common stock; or

•	a consolidation, merger or combination involving Prologis, Inc.; or

•	a sale or conveyance to another person of all or substantially all of the property and assets of Prologis, Inc., in which holders of the outstanding shares of our common stock would be entitled to receive cash, securities or other property for their shares of our common stock;

in each case as a result of which holders of shares of our common stock are entitled to receive stock, other securities, other property, assets or cash (or any combination thereof) with respect to or in exchange for shares of our common stock, then from and after the effective date of the reorganization event, the consideration for the settlement of the exchange obligation will be based on, and each share deliverable upon exchange in respect of any settlement will consist of, the kind and amount of shares of stock, other securities or other property, assets or cash (or any combination thereof) that such holder of exchangeable notes would have owned immediately after such reorganization event if such holder had exchanged the exchangeable notes immediately prior to such reorganization event (such consideration, the “reference property”). For purposes of the foregoing, where a reorganization event involves consideration based upon any form of stockholder election, the consideration will be deemed to be the weighted average of the types and amounts of consideration received by the holders of shares of our common stock that affirmatively make such an election. The Operating Partnership may not become party to any transaction of that type unless its terms are materially consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of exchangeable notes to exchange its exchangeable notes prior to the effective date of the reorganization event. For the avoidance of doubt, adjustments to the exchange rate set forth under “— Exchange Rate Adjustments of the Exchangeable Notes” do not apply to distributions to the extent that the right to exchange exchangeable notes has been changed into the right to exchange into reference property.

Treatment of Rights

To the extent that Prologis, Inc. has a rights plan in effect upon exchange of the exchangeable notes into shares of our common stock, you will receive, in addition to shares of our common stock, the rights under the rights plan, unless prior to any exchange, the rights have separated from the shares of our common stock, in which case the exchange rate will be adjusted at the time of separation as if Prologis, Inc. distributed to all holders of shares of our common stock, shares of capital stock, evidences of indebtedness or other assets or property of Prologis, Inc. as described in clause (3) under “— Adjustment Events” above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Voluntary Increases of Exchange Rate

The Operating Partnership is permitted to the extent permitted by law and subject to the applicable rules of the NYSE to increase the exchange rate of the exchangeable notes by any amount for a period of at least 20 days if Prologis, Inc.’s board of directors determines that such increase would be in the Operating Partnership’s best interest. The Operating Partnership may also (but is not required to) increase the exchange rate to avoid or diminish income tax to holders of shares of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

Tax Effect

A holder may, in certain circumstances, including the distribution of cash dividends to holders of shares of our common stock, be deemed to have received a dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the exchange rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the exchange rate, see “Material United States Federal Income Tax Consequences.”

Adjustment to Shares Delivered Upon Exchange Upon Fundamental Change

If a fundamental change (as defined below) occurs at any time, and if you elect to exchange your exchangeable notes at any time on or after the 30th scheduled trading day prior to the anticipated effective date of such fundamental change until the related fundamental change repurchase date, the exchange rate will be increased by an additional number of shares of our common stock (the “additional shares”) as described below (subject to the Operating Partnership’s right to satisfy all or any part of its exchange obligations in cash as described under “— Payment Upon Exchange of the Exchangeable Notes”). The Operating Partnership will notify holders of the occurrence of any such fundamental change and issue a press release no later than 30 scheduled trading days prior to the anticipated effective date of such transaction. The Operating Partnership will settle exchanges of exchangeable notes as described herein.

A “fundamental change” means a change of control or a termination of trading.

A “change of control” shall be deemed to occur upon the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which more than 50% of the shares of Prologis, Inc. common stock are exchanged for, exchanged into, acquired for or constitutes solely the right to receive, consideration which is not at least 90% common stock (or American Depositary Shares representing common shares) that is:

•	listed on, or immediately after consummation of such transaction or event will be listed on, a United States national securities exchange; or

•	approved, or immediately after the transaction or event will be approved, for listing or quotation on any United States system of automated dissemination of quotations of securities prices.

A “termination of trading” shall be deemed to occur if shares of our common stock, or any shares of common stock (or American Depositary Receipts in respect of common shares) into which the exchangeable notes are exchangeable pursuant to the terms of the indenture, are not listed for trading on any of the NYSE, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors).

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect the Operating Partnership’s financial condition. In addition, the requirement that the Operating Partnership offers to repurchase the exchangeable notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving the Operating Partnership.

The number of additional shares by which the exchange rate will be increased for the exchangeable notes will be determined by reference to the tables below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the price (the “share price”) paid per share of our common stock in the fundamental change. If holders of shares of our common stock receive only cash in the fundamental change, the share price will be the cash amount paid per share. Otherwise, the share price will be the average of the last reported sale prices per share of our common stock over the five trading-day period ending on the trading day preceding the effective date of the fundamental change.

The share prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the exchange rate of the exchangeable notes is otherwise adjusted. The adjusted share prices will equal the share prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exchange rate immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the exchange rate as so adjusted. The number of additional shares will be adjusted in the same manner as the exchange rate as set forth under “— Exchange Rate Adjustments of the Exchangeable Notes.”

The following table sets forth the share price and the number of additional shares by which the exchange rates per $1,000 principal amount of exchangeable notes will be increased.

	Share Price
Effective Date	$30.02	$33.60	$39.20	$44.80	$50.40	$56.00	$61.60	$67.20	$72.80	$78.41	$84.01	$89.61
March 15, 2014	7.4890	4.6911	2.0996	0.8440	0.2940	0.0788	0.0092	0.0000	0.0000	0.0000	0.0000	0.0000
March 15, 2015	7.4890	3.9356	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact share prices and effective dates may not be set forth in the table above, in which case:

•	If the share price is between two share price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower share price amounts and the two dates, as applicable, based on a 365-day year.

•	If the share price is greater than $89.61 per share (subject to adjustment), the exchange rate will not be adjusted.

•	If the share price is less than $30.02 per share (subject to adjustment), the exchange rate will not be adjusted.

Notwithstanding the foregoing, in no event will the total number of shares of our common stock deliverable upon exchange exceed 33.3134 per $1,000 principal amount of exchangeable notes, subject to adjustments in the same manner as the exchange rate as set forth under sections (1) through (3) of “— Exchange Rate Adjustments of the Exchangeable Notes.”

The Operating Partnership’s obligation to increase the exchange rate as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of economic remedies.

Merger, Consolidation or Sale

The Operating Partnership may consolidate with or merge with or into another entity, or sell, lease or convey all or substantially all of its assets to another entity, provided that the following three conditions are met:

(1)	After the transaction, the Operating Partnership is, or a person organized and existing under the laws of the United States or one of the fifty states is, the continuing entity. If the continuing entity is an entity other than the Operating Partnership, that entity must also assume the Operating Partnership’s payment obligations under the indenture, as well as the due and punctual performance and observance of all of the covenants contained in the indenture;

(2)	After giving effect to the transaction and treating any indebtedness which became an obligation of the Operating Partnership or any of the Operating Partnership’s subsidiaries as a result of the transaction as having been incurred by the Operating Partnership or such subsidiary at the time of such transaction, an event of default (or an event which, with notice or lapse of time or both, would become an event of default) has not occurred under the indenture. Additionally, the transaction may not cause an event which, after notice or a lapse of time, or both, would become an event of default; and

(3)	The continuing entity delivers an officers’ certificate and legal opinion covering (1) and (2) above.

The indenture provides that Prologis, Inc., as guarantor of the exchangeable notes, and any other guarantor, will not, in any transaction or series of transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to, or merge with or into any other person unless:

•	either such guarantor is the continuing person or the successor person (if other than such guarantor) is a corporation, partnership, limited liability company or other entity organized and existing under the laws of the United States of America or a State of the United States of America or the District of Columbia and expressly assumes such guarantor’s obligations with respect to the exchangeable notes and the observance of all of the covenants and conditions contained in the indenture and its guarantee;

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and shall be continuing; and

•	such guarantor delivers to the Trustee an officers’ certificate and legal opinion covering compliance with these conditions.

In the event that such guarantor is not the continuing entity, then, for purposes of the second bullet point above, the successor entity will be deemed to be such guarantor.

Any consolidation, merger, sale, lease, assignment, transfer or conveyance permitted above is also subject to the condition precedent that the Trustee receive an officers’ certificate and legal opinion to the effect that any such consolidation, merger, sale, lease, assignment, transfer or conveyance, and the assumption by any successor corporation, complies with the provisions of the indenture and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

Covenants

This section describes covenants the Operating Partnership makes in the indenture, for the benefit of the holders of the exchangeable notes.

Existence. Except as permitted under “— Merger, Consolidation or Sale”, the Operating Partnership will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights, both charter and statutory, and franchises of the Operating Partnership and its subsidiaries; provided, however, that the Operating Partnership will not be required to preserve any right or franchise if the Operating Partnership determines that the preservation of the right or franchise is no longer desirable in the conduct of the Operating Partnership’s business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the exchangeable notes.

Payment of taxes and other claims. The Operating Partnership will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Operating Partnership or any subsidiary or upon its income, profits or property or any subsidiary and all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the Operating Partnership’s property or any subsidiary; provided, however, that the Operating Partnership will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of financial information. Whether or not the Operating Partnership or Prologis, Inc. are subject to Section 13 or 15(d) of the Exchange Act, the Operating Partnership and Prologis, Inc. will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which the Operating Partnership and Prologis, Inc. would have been required to file with the SEC pursuant to such Section 13 or 15(d) (the “Financial Statements”) if the Operating Partnership and Prologis, Inc. were so subject, such documents to be filed with the SEC on or prior to the respective dates (the “Required Filing Dates”) by which the Operating Partnership and Prologis, Inc. would have been required so to file such documents if the Operating Partnership and Prologis, Inc. were so subject.

The Operating Partnership and Prologis, Inc. will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail or electronic transmittal to all holders, as their names and addresses appear in the security register, without cost to such Holders, copies of the annual reports and quarterly reports which the Operating Partnership and Prologis, Inc. are required to file or would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Operating Partnership and Prologis, Inc. were subject to such sections, and (ii) file with the Trustee copies of annual reports, quarterly reports and other documents which the Operating Partnership and Prologis, Inc. would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Operating Partnership and Prologis, Inc. were subject to such sections and (y) if filing such documents by the Operating Partnership or Prologis, Inc. with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder.

Events of Default, Notice and Waiver

The indenture provides that the following events are events of default with respect to the exchangeable notes issued pursuant to it:

(1)	default in the payment of any installment of interest or additional amounts payable on any exchangeable notes which continues for 30 days;

(2)	default in the payment of the principal or premium or make-whole amount, if any, on any exchangeable notes at its maturity or redemption date;

(3)	default in the performance of any other of the Operating Partnership’s covenants contained in the indenture, other than a covenant in the indenture solely for the benefit of another series of exchangeable notes issued under the indenture, which continues for 60 days after written notice as provided in the indenture;

(4)	default in the payment of an aggregate principal amount exceeding $50,000,000 under any bond, note or other evidence of indebtedness or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured (or any such indebtedness of any of the Operating Partnership’s subsidiaries, which the Operating Partnership has guaranteed), such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within ten days after written notice as provided in the indenture;

(5)	the entry by a court of competent jurisdiction of final judgments, orders or decrees against the Operating Partnership or any of the Operating Partnership’s subsidiaries in an aggregate amount, excluding amounts fully covered by insurance, in excess of $50,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount, excluding amounts fully covered by insurance, in excess of $50,000,000 for a period of 60 consecutive days;

(6)	events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for the Operating Partnership or Prologis, Inc. or any significant subsidiary or for all or substantially all of the Operating Partnership’s or its significant subsidiary’s property;

(7)	failure by the Operating Partnership to comply with its obligation to exchange the exchangeable notes into cash, shares of our common stock or a combination thereof, as applicable, upon exercise of a holder’s exchange right, and such failure continues for a period of ten days; and

(8)	failure by the Operating Partnership to issue a fundamental change notice when due, and such failure continues for a period of two days.

The term significant subsidiary means each of the Operating Partnership’s significant subsidiaries, as defined in Regulation S-X promulgated under the Securities Act.

If an event of default under the indenture governing the exchangeable notes occurs and is continuing, then in every such case, unless the principal of the exchangeable notes shall already have become due and payable, the Trustee or the holders of not less than 25% in principal amount of the exchangeable notes may declare the principal and the make-whole amount on the exchangeable notes to be due and payable immediately by written notice to the Operating Partnership that payment of the exchangeable notes is due, and to the Trustee if given by the holders. However, at any time after such a declaration of acceleration with respect to the exchangeable notes has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of not less than a majority in principal amount of the exchangeable notes may rescind and annul such declaration and its consequences if the Operating Partnership shall have deposited with the Trustee all required payments of the principal of, and premium or make-whole amount and interest on, the exchangeable notes, plus fees, expenses, disbursements and advances of the Trustee and all events of default, other than the nonpayment of accelerated principal, and the make-whole amount or interest, with respect to exchangeable notes have been cured or waived as provided in the indenture. The indenture also provides that the holders of not less than a majority in principal amount of the exchangeable notes may waive any past default with respect to the exchangeable notes and its consequences, except a default in the payment of the principal of, or premium or make-whole amount or interest payable on the exchangeable notes or in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding exchangeable note affected by the proposed modification or amendment.

The Trustee is required to give notice to the holders of the exchangeable notes within 90 days of a default under the indenture known to the Trustee, unless the default has been cured or waived; provided, however, that the Trustee may withhold notice to the holders of the exchangeable notes of any default with respect to such exchangeable notes, except a default in the payment of the principal of, or premium or make-whole amount, if any, or interest payable on the exchangeable notes if the responsible officers of the Trustee consider such withholding to be in the interest of such holders.

The indenture provides that no holders of the exchangeable notes may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy which the indenture provides, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding exchangeable notes, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of the exchangeable notes from instituting suit for the enforcement of payment of the principal of, and premium or make-whole amount, or interest on the exchangeable notes at the due date of the exchangeable notes.

Subject to provisions in the indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of exchangeable notes then outstanding under the indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the exchangeable notes of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee with respect to that series. However, the Trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the holders of the exchangeable notes not joining in the proceeding.

Within 120 days after the close of each fiscal year, the Operating Partnership must deliver to the Trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the indenture and, if so, specifying each such default and the nature and status of the default.

Modification of the New the Operating Partnership Indenture

Modifications and amendments of the indenture may be made with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities, including the exchangeable notes, which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

(1)	change the stated maturity of the principal of, or premium or make-whole amounts, if any, or any installment of principal of or interest or additional amounts payable on, any such debt security;

(2)	reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amounts payable on redemption of, or any additional amounts payable with respect to, any such debt security, or reduce the amount of principal of an original issue discount security or make-whole amount, if any, that would be due and payable upon declaration of acceleration of the maturity of the security or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

(3)	change the place of payment, or the coin or currency, for payment of principal of, and premium or make-whole amounts, if any, or interest on, or any additional amounts payable with respect to, any such debt security;

(4)	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

(5)	reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with a provisions of the debt security or defaults and consequences under the indenture or to reduce the quorum or voting requirements set forth in the indenture;

(6)	modify any of the provisions relating to modification of the indenture or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage to effect such action or to provide that other provisions may not be modified or waived without the consent of the holder of the affected debt security; or

(7)	release any guarantor from any of its obligations under its guarantee or the indenture, except in accordance with the terms of the indenture.

In addition, without the consent of each holder of an outstanding exchangeable note affected, no amendment may make any change that adversely affects the exchange rights of exchangeable notes, or reduce the fundamental change repurchase price or redemption price of any exchangeable note or amend or modify in any manner adverse to the holders of exchangeable notes the Operating Partnership’s obligation to make such payments or the provisions relating to redemption or repurchase of the exchangeable notes, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise.

The holders of not less than a majority in principal amount of outstanding debt securities of any series have the right to waive the Operating Partnership’s compliance with covenants in the indenture applicable to such series of debt securities other than those covenants which require the consent of each affected holder of debt securities with respect to modifications or amendments to such covenant.

Modifications and amendments of the indenture may be made by the Operating Partnership and the Trustee without the consent of any holder of debt securities for any of the following purposes:

(1)	to evidence the succession of another person to the Operating Partnership as obligor or any guarantor under the indenture;

(2)	to add to the Operating Partnership’s or any guarantor’s covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Operating Partnership or any guarantor in the indenture;

(3)	to add events of default for the benefit of the holders of all or any series of debt securities;

(4)	to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of securities in uncertificated form;

(5)	to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such security with respect to such provision or (ii) shall become effective only when there is no such security outstanding;

(6)	to secure debt securities or any guarantees;

(7)	to establish the form or terms of debt securities of any series;

(8)	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee;

(9)	to cure any ambiguity, defect or inconsistency in the indenture or to make any other changes, provided that in each case, the action shall not adversely affect the interests of holders of debt securities or related guarantees of any series in any material respect;

(10)	to close the indenture with respect to the authentication and delivery of additional series of debt securities or any guarantees or to qualify, or maintain qualification of, the indenture under the Trust Indenture Act; or

(11)	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities or related guarantees of any series in any material respect.

The indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of debt securities:

(1)	the principal amount of an original issue discount security that will be deemed to be outstanding shall be the amount of the principal of the security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of the debt security;

(2)	the principal amount of a debt security denominated in a foreign currency that will be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for the debt security, of the principal amount, or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of the debt security of the amount determined as provided in (1) above;

(3)	the principal amount of an indexed security that shall be deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security pursuant to Section 301 of the indenture; and

(4)	debt securities owned by the Operating Partnership or any other obligor upon the debt securities or any of the Operating Partnership’s affiliates or of the other obligor will be disregarded.

The indenture contains provisions for convening meetings of the holders debt securities of a series. A meeting may be called at any time by the Trustee, and also, upon request, by the Operating Partnership or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in any such case upon notice given as provided in the indenture.

Except for any consent that must be given by the holder of each debt security affected by modifications and amendments of the indenture, any resolution presented at a meeting or at an adjourned meeting duly reconvened, at which a quorum is present, may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by the action, or of the holders of that series and one or more additional series:

(1)	there shall be no minimum quorum requirement for the meeting; and

(2)	the principal amount of the outstanding debt securities of that series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the indenture to be given or taken by a specified percentage in principal amount of the holders of any or all series of debt securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the specified percentage of holders in person or by agent duly appointed in writing; and, except as otherwise expressly provided in the indenture, the action will become effective when the instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any agent will be sufficient for any purpose of the indenture and, subject to the indenture provisions relating to the appointment of any such agent, conclusive in favor of the Trustee and the Operating Partnership, if made in the manner specified above.

Discharge

The Operating Partnership may discharge various obligations to holders of exchangeable notes that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year, or that are scheduled for redemption within one year. The discharge will be completed by irrevocably depositing with the Trustee the funds needed to pay the principal, any make-whole amounts, interest and additional amounts payable to the date of deposit or to the date of maturity, as the case may be.

Registration and Transfer

Subject to limitations imposed upon exchangeable notes issued in book-entry form, the exchangeable notes of any series are exchangeable for other exchangeable notes of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the exchangeable notes at the corporate trust office of the Trustee referred to above. In addition, subject to the limitations imposed upon exchangeable notes issued in book-entry form, the exchangeable notes may be surrendered for exchange or registration of transfer of the security at the corporate trust office of the Trustee referred to above. Every exchangeable note surrendered for registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of the exchangeable notes, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Operating Partnership may at any time designate a transfer agent, in addition to the Trustee, with respect to any series of exchangeable notes. If the Operating Partnership has designated such a transfer agent or transfer agents, the Operating Partnership may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts, except that the Operating Partnership will be required to maintain a transfer agent in each place of payment for the series.

Neither the Operating Partnership nor the Trustee is required to:

(1)	issue, register the transfer of or exchange exchangeable notes during a period beginning at the opening of business 15 days before any selection of exchangeable notes to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

(2)	register the transfer of or exchange any exchangeable note, or portion of security, called for redemption, except the unredeemed portion of any exchangeable note being redeemed in part; or

(3)	issue, register the transfer of or exchange any exchangeable note which has been surrendered for repayment at the option of the holder, except the portion, if any, of such exchangeable note not to be so repaid.

Global Securities

DTC, New York, New York, acts as securities depository for the exchangeable notes. The exchangeable notes are issued as fully registered securities registered in the name of Cede & Co., which is DTC’s nominee. Fully registered global notes, without interest coupons, are issued with respect to the exchangeable notes.

Redemption notices will be sent to DTC. If less than all of the exchangeable notes within a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the series to be redeemed.

Neither DTC nor Cede & Co. will consent or vote with respect to the exchangeable notes. Under its usual procedures, DTC mails an omnibus proxy to the Operating Partnership as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date, which are identified in a listing attached to the omnibus proxy.

The Operating Partnership may, at any time, decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates representing the exchangeable notes will be printed and delivered.

You may hold your beneficial interests in the global securities directly through DTC if you have an account at DTC, or indirectly through organizations that have accounts at DTC.

What is a global security? A global security is a special type of indirectly held security in the form of a certificate held by a depository for the investors in a particular issue of securities. The exchangeable notes are issued in the form of global securities, and the ultimate beneficial owners can only be indirect holders. The Operating Partnership does this by requiring that the global securities be registered in the name of a financial institution the Operating Partnership selects and by requiring that the exchangeable notes included in the global securities not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global securities is called the “Depository.” Any person wishing to own an exchangeable note must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the Depository.

Except as described below, each global security may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in global securities are represented, and transfers of such beneficial interests will be made, through accounts of financial institutions acting on behalf of beneficial owners either directly as account holders, or indirectly through account holders, at DTC.

Special investor considerations for global securities. As an indirect holder, an investor’s rights relating to global securities are governed by the account rules of the investor’s financial institution and of the Depository, DTC, as well as general laws relating to securities transfers. The Operating Partnership does not recognize this type of investor as a holder of exchangeable notes and instead deals only with DTC, the Depository that holds global securities.

An investor in global securities should be aware that because the exchangeable notes are issued only in the form of global securities:

•	The investor cannot get exchangeable notes registered in his or her own name.

•	The investor cannot receive physical certificates for his or her interest in the exchangeable notes.

•	The investor is a “street name” holder and must look to his or her own bank or broker for payments on the exchangeable notes and protection of his or her legal rights relating to the exchangeable notes.

•	The investor may not be able to sell interests in the exchangeable notes to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

•	DTC’s policies govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global notes. The Operating Partnership and the Trustee have no responsibility for any aspect of DTC’s actions or for its records of ownership interests in the global securities. The Operating Partnership and the Trustee also do not supervise DTC in any way.

Exchanges among the global securities. Any beneficial interest in one of the global securities that is transferred to a person who takes delivery in the form of an interest in another global security will, upon transfer, cease to be an interest in such global note and become an interest in the other global security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other global security for as long as it remains such an interest.

Certain book-entry procedures for the global securities. The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither the Operating Partnership nor Prologis, Inc. take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

Beneficial interests in the global securities are represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

Clearstream. Clearstream is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the dealer mangers. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to exchangeable notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by a United States depositary for Clearstream.

Euroclear. Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the dealer managers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking Commission.

DTC. DTC has advised the Operating Partnership that it is:

(1)	a limited-purpose trust company organized under the New York State Banking Law;

(2)	a “banking organization” within the meaning of the New York State Banking Law;

(3)	a member of the Federal Reserve System;

(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, as amended; and

(5)	a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC’s participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the “Indirect Participants”) that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or Indirect Participants.

The Operating Partnership expects that pursuant to procedures established by DTC (1) upon deposit of each global security, DTC credited the accounts of participants with an interest in the global security and (2) ownership of the exchangeable notes is shown on, and the transfer of ownership thereof is effected only through, records maintained by DTC (with respect to the interests of participants) and the records of participants and the Indirect Participants (with respect to the interests of persons other than participants).

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the exchangeable notes represented by a global security to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in exchangeable notes represented by a global security to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the exchangeable notes represented by the global note for all purposes under the indenture. Owners of beneficial interests in a global security will not be entitled to have exchangeable notes represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated notes, and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if such holder is not a participant or an Indirect Participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of exchangeable notes under the indenture or such global security. The Operating Partnership understands that under existing industry practice, in the event that the Operating Partnership requests any action of holders of exchangeable notes, or a holder that is an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of such global security, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. Neither the Operating Partnership nor the Trustee have any responsibility or liability for any aspect of the records relating to or payments made on account of exchangeable notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such exchangeable notes.

Payments with respect to the principal of, and premium, if any, additional interest, if any, and interest on, any exchangeable notes represented by a global security registered in the name of DTC or its nominee on the applicable record date are payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing such exchangeable notes under the indenture. Under the terms of the indenture, the Operating Partnership and the Trustee may treat the persons in whose names the exchangeable notes, including the global securities, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither the Operating Partnership nor the Trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global security (including principal, premium, if any, additional interest, if any, and interest). Payments by the participants and the Indirect Participants to the owners of beneficial interests in a global security will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the Indirect Participants and DTC.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. Subject to compliance with the transfer restrictions applicable to the exchangeable notes, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels, Belgium time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at anytime. Neither the Operating Partnership nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Links were established among DTC, Clearstream and Euroclear to facilitate the issuance of the exchangeable notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading. Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

Clearstream and Euroclear records the ownership interests of their participants in much the same way as DTC, and DTC records the total ownership of each of the United States agents of Clearstream and Euroclear, as participants in DTC. When exchangeable notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its United States agent to receive exchangeable notes against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the notes will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending exchangeable notes to the relevant United States agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants. When a Clearstream or Euroclear participant wishes to transfer exchangeable notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its United States agent to transfer these exchangeable notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York, if settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.

You should be aware that you are only be able to make and receive deliveries, payments and other communications involving the exchangeable notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.

Definitive securities. A global security is exchangeable for definitive securities in registered certificated form (“Certificated Securities”) if:

(1)	DTC (a) notifies the issuer that it is unwilling or unable to continue as depositary for the global securities or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case the issuer fails to appoint a successor depositary;

(2)	the issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Securities; or

(3)	there shall have occurred and be continuing a default or event of default with respect to the exchangeable notes.

In all cases, Certificated Securities delivered in exchange for any global security or beneficial interests in global securities will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Settlement and Payment

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. All payments of principal and interest will be made by the Operating Partnership in immediately available funds or the equivalent, so long as DTC continues to make its Same-Day Funds Settlement System available to it.

No Personal Liability

Except as provided in the indenture, no past, present or future trustee, officer, employee, stockholder or partner of the Operating Partnership or Prologis, Inc. or any successor to the Operating Partnership or Prologis, Inc. will have any liability for any of the Operating Partnership’s or Prologis, Inc.’s obligations under the exchangeable notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of exchangeable notes by accepting the exchangeable notes waives and releases all such liability. The waiver and release were part of the consideration for the issuance of the exchangeable notes.

Trustee

U.S. Bank National Association is the trustee, registrar, exchange agent, bid solicitation agent and paying agent. Under the indenture, the Trustee may resign or be removed with respect to the exchangeable notes, and a successor trustee may be appointed to act with respect to the exchangeable notes. If an event of default occurs and is continuing, the Trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The Trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any exchangeable notes only after those holders have offered the Trustee indemnity satisfactory to it. If the Trustee becomes one of a creditor of the Operating Partnership or Prologis, Inc., it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The Trustee is permitted to engage in other transactions with the Operating Partnership and Prologis, Inc. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

The indenture provides that there may be more than one trustee, each with respect to one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

DESCRIPTION OF COMMON STOCK

We or any selling stockholders, directly or through dealers, agents or underwriters designated from time to time, may offer, issue and sell, separately or together, in one or more offerings shares of Prologis, Inc. common stock, par value $.01 per share.

The following description of our common stock sets forth certain general terms and provisions of the common stock. The description of the common stock set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of Prologis, Inc.’s Charter and bylaws and the Maryland General Corporation Law. See “Where You Can Find More Information.”

General

Our charter provides that we are authorized to issue 1,000,000,000 shares of common stock, par value $.01 per share. As of June 9, 2014, we had approximately 499,811,000 shares of common stock issued and outstanding. Each outstanding share of common stock entitles the holder to one vote on all matters presented to stockholders generally for a vote, including the election of directors. Except as otherwise required by law and except as provided in any resolution adopted by the board of directors establishing any other class or series of stock, the holders of common stock possess the exclusive voting power, subject to the provisions of Prologis, Inc.’s Charter regarding the ownership of shares of common stock in excess of the ownership limit or any other limit specified in Prologis, Inc.’s Charter, or otherwise permitted by the board of directors. Holders of shares of common stock do not have any conversion, exchange, sinking fund, redemption or appraisal rights or any preemptive rights to subscribe for any of our securities or cumulative voting rights in the election of directors. All shares of our common stock that are issued and outstanding are duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series or classes of stock, including our preferred stock, and to the provisions of Prologis, Inc.’s Charter regarding ownership of shares of common stock in excess of the ownership limit, or such other limit specified in Prologis, Inc.’s Charter or as otherwise permitted by the board of directors, we may pay distributions to the holders of shares of common stock if and when authorized by the board of directors and declared by us out of funds legally available for distribution.

Under the Maryland General Corporation Law, stockholders are generally not liable for our debts or obligations. If we liquidate, subject to the right of any holders of preferred stock to receive preferential distributions, each outstanding share of common stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all of our known debts and liabilities, including debts and liabilities arising out of our status as general partner of the Operating Partnership.

Subject to the provisions of Prologis, Inc.’s Charter regarding the ownership of shares of common stock in excess of the ownership limit, or such other limit specified in Prologis, Inc.’s Charter, or as otherwise permitted by the board of directors as described below, all shares of common stock have equal distribution, liquidation and voting rights, and have no preference or exchange rights.

Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless advised by its board of directors and approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Under the Maryland General Corporation Law, the term “substantially all of the company’s assets” is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Our charter does not provide for a lesser percentage in any of the above situations.

Our charter authorizes the board of directors to reclassify any unissued shares of capital stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series.

Transfer Agent, Registrar and Dividend Disbursing Agent

The transfer agent, registrar and dividend disbursing agent for our common stock is currently Computershare Trust Company, N.A.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF CAPITAL STOCK

In order for us to qualify as a REIT under the Internal Revenue Code, no more than 50% in value of all classes of our outstanding shares of capital stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which we have made an election to be treated as a REIT). In addition, if we, or an owner of 10% or more of our capital stock, actually or constructively own 10% or more of one of our tenants (or a tenant of any partnership or limited liability company in which we are a partner or member), the rent received by us (either directly or through the partnership or limited liability company) from the tenant will not be qualifying income for purposes of the gross income tests for REITs contained in the Internal Revenue Code. A REIT’s stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made).

Because our board of directors currently believes it is desirable for us to qualify as a real estate investment trust, our charter, subject to certain exceptions as discussed below, provides that no person may own, or be deemed to own by virtue of the constructive ownership provisions of the Internal Revenue Code, (i) more than 9.8% (by value or number of shares, whichever is more restrictive) of our issued and outstanding common stock or (ii) series Q preferred stock, that, together with all other capital stock owned or deemed owned by such person, would cause such person to own or be deemed to own more than 9.8% (by value or number of shares, whichever is more restrictive) of our issued and outstanding capital stock. Further, subject to certain exceptions, no person, or persons acting as a group, shall at any time directly or indirectly acquire ownership of more than 25% of the series Q preferred stock. With respect to the 9.8% ownership limit, the constructive ownership rules under the Internal Revenue Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock, any series of outstanding preferred stock or any other capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, common stock, any series of outstanding preferred stock or any other capital stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding common stock or any other capital stock, as the case may be, and thereby subject the common stock, any series of outstanding preferred stock or any other capital stock to the applicable ownership limit. The board of directors may, but in no event will be required to, waive the 9.8% and 25% ownership limits, as applicable, with respect to a particular stockholder if it determines that such ownership will not jeopardize our status as a real estate investment trust and the board of directors otherwise decides such action would be in our best interest. As a condition of such waiver, the board of directors may require an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving our real estate investment trust status.

Our charter also provides that:

•	no person may actually or constructively own common stock or series Q preferred stock that would result in us being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a real estate investment trust;

•	no person may transfer common stock or series Q preferred stock if a transfer would result in shares of our capital stock being beneficially owned by fewer than 100 persons; and

•	any person who acquires or attempts or intends to acquire actual or constructive ownership of common stock or series Q preferred stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to notify us immediately and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a real estate investment trust.

These restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT and such determination is approved by the affirmative vote of holders owning at least two-thirds of the shares of our outstanding capital stock entitled to vote thereon. Except as otherwise described above, any change in the applicable ownership limit would require an amendment to Prologis, Inc.’s Charter, which must be declared advisable by our board of directors and approved by the affirmative vote of holders owning at least two-thirds of the shares of our outstanding capital stock entitled to vote on the amendment.

Under Prologis, Inc.’s Charter, if any attempted transfer of shares of stock or any other event would otherwise result in any person violating an ownership limit, any other limit imposed by our board of directors or the other restrictions in the charter, then any such attempted transfer will be void and of no force or effect with respect to the purported transferee as to that number of shares that exceeds the applicable ownership limit or such other limit or restriction (referred to as “excess shares”). Under those circumstances, the prohibited transferee will acquire no right or interest (or, in the case of any event other than an attempted transfer, the person or entity holding record title to any shares in excess of the applicable ownership limit will cease to own any right or interest) in the excess shares. Any excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by us. This automatic transfer will be considered to be effective as of the close of business on the business day prior to the date of the violating transfer or event. Within 20 days of receiving notice from us of the transfer of shares to such trust, the trustee of such trust will be required to sell the excess shares to a person or entity who could own the shares without violating the applicable ownership limit, or any other limit imposed by our board of directors, and distribute to the prohibited transferee an amount equal to the lesser of the price paid by the prohibited transferee for the excess shares or the sales proceeds received by such trust for the excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell the excess shares to a qualified person or entity and distribute to the prohibited owner an amount equal to the lesser of the applicable market price of the excess shares as of the date of the event or the sales proceeds received by such trust for the excess shares. In either case, any proceeds in excess of the amount distributable to the prohibited transferee or prohibited owner will be distributed to the beneficiary. Prior to a sale of any excess shares by such trust, the trustee will be entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the excess shares, and also will be entitled to exercise all voting rights with respect to the excess shares. Subject to Maryland law, effective as of the date that the shares have been transferred to such trust, the trustee will have the authority (at the trustee’s sole discretion) to rescind as void any vote cast by a prohibited transferee or prohibited owner prior to the time that we discover that the shares have been automatically transferred to such trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. If we pay the prohibited transferee or prohibited owner any dividend or other distribution before we discover that the shares were transferred to such trust, the prohibited transferee or prohibited owner will be required to repay the trustee upon demand for distribution to the beneficiary. If the transfer to such trust is not automatically effective (for any reason), to prevent violation of the applicable ownership limit or any other limit provided in Prologis, Inc.’s Charter or imposed by the board of directors, then Prologis, Inc.’s Charter provides that the transfer of the excess shares will be void ab initio and the intended transferee will acquire no rights to such shares.

In addition, shares of stock held in such trust will be considered to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to such trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the applicable market price on the date that we, or our designee, accept the offer. We have the right to accept the offer until the trustee has sold the shares held in such trust. Upon that sale to us, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee or prohibited owner.

If any attempted transfer of shares would cause us to be beneficially owned by fewer than 100 persons, Prologis, Inc.’s Charter provides that the transfer will be void ab initio and the intended transferee will acquire no rights to such shares.

All certificates representing shares will bear a legend referring to the restrictions described above.

Under Prologis, Inc.’s Charter, owners of our issued and outstanding common stock must, upon our demand, provide us with a completed questionnaire containing information regarding ownership of the shares, as set forth in the treasury regulations, and must upon demand disclose to us in writing such information that we may request in order to determine the effect, if any, of the stockholder’s actual and constructive ownership of shares of our stock, on our status as a REIT and to ensure compliance with each ownership limit, or any other limit specified in Prologis, Inc.’s Charter or required by the board of directors. In addition, owners of any series of outstanding preferred stock (currently only series Q preferred stock is outstanding) must provide to us information that we request, in good faith, in order to determine our status as a REIT.

CERTAIN PROVISIONS OF MARYLAND LAW AND

OF PROLOGIS, INC.’S CHARTER AND BYLAWS

We have summarized certain terms and provisions of the Maryland General Corporation Law and Prologis, Inc.’s Charter and bylaws. This summary is not complete and is qualified by the provisions of Prologis, Inc.’s Charter and bylaws, and the Maryland General Corporation Law. See “Where You Can Find More Information.”

For restrictions on ownership and transfer of our capital stock contained in Prologis, Inc.’s Charter, see “Restrictions on Ownership and Transfer of Capital Stock.”

Board of Directors

Our charter provides that the number of our directors shall be established by the bylaws, but cannot be less than the minimum number required by the Maryland General Corporation Law, which is one. Our bylaws provide the board of directors with the authority to increase or decrease the number of directors, without amendment of the bylaws, to a number of directors not fewer than five nor more than thirteen. Because our board has the power to amend our bylaws, it could modify the bylaws to change that range. Subject to the rights of holders of our preferred stock, our board of directors may fill any vacancy (including a vacancy caused by removal) subject in the case of a vacancy caused by removal to approval by the stockholders. Our bylaws provide that a majority of our board of directors must be independent directors, as defined from time to time by the listing standards of the New York Stock Exchange and any other relevant laws, rules and regulations. Our bylaws also provide for the election of directors by a majority vote in uncontested elections.

Removal of Directors

While Prologis, Inc.’s Charter and the Maryland General Corporation Law empower our stockholders to fill vacancies in our board of directors that are caused by the removal of a director, Prologis, Inc.’s Charter precludes stockholders from removing incumbent directors except upon a substantial affirmative vote. Specifically, Prologis, Inc.’s Charter provides that stockholders may remove a director only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, subject to the rights of the holders of shares of our preferred stock to elect and remove directors elected by such holders under certain circumstances. The Maryland General Corporation Law does not define the term “cause.” As a result, removal for “cause” is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular situation. This provision, when coupled with the provision in our bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors except upon a substantial affirmative vote and filling the vacancies created by removal with their own nominees.

Opt Out of Business Combinations and Control Share Acquisition Statutes

We have elected in our bylaws not to be governed by the “control share acquisition” provisions of the Maryland General Corporation Law (Sections 3-701 through 3-709), and our board of directors has determined, by irrevocable resolution, that we will not be governed by the “business combination” provision of the Maryland General Corporation Law (Section 3-602). Our bylaws provide that we cannot at a future date determine to be governed by either provision without the approval of a majority of the outstanding shares of common stock entitled to vote. In addition, the irrevocable resolution adopted by our board of directors may only be changed by the approval of a majority of the outstanding shares of common stock entitled to vote.

Certain Elective Provisions of Maryland Law

Any Maryland corporation that has a class of securities registered under the Securities Exchange Act, and at least three independent directors may elect to be governed in whole or in part by Maryland law provisions relating to extraordinary actions and unsolicited takeovers. We have not elected to be governed by these specific provisions, but we currently have more than three independent directors, so, except as described below, our board of directors could elect to provide for any of the following provisions. Pursuant to these provisions, the board of directors of any Maryland corporation fitting such description, without obtaining stockholder approval and notwithstanding a contrary provision in its charter or bylaws, may elect to:

•	classify the board;

•	increase the required stockholder vote to remove a director to two-thirds of all the votes entitled to be cast by the stockholders generally in the election of directors; and/or

•	require that a stockholder requested special meeting need be called only upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting.

Additionally, the board could provide that:

•	the number of directors may be fixed only by a vote of the board of directors;

•	each vacancy on the board of directors (including a vacancy resulting from the removal of a director by the stockholders) may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum; and/or

•	any director elected to fill a vacancy will hold office for the full remainder of the term of the class of directors in which the vacancy occurred, rather than until the next election of directors.

These provisions do not provide for limits on the power of a corporation to confer on the holders of any class or series of preferred stock the right to elect one or more directors. In addition, a corporation’s charter may contain a provision or the board of directors of the corporation may adopt a resolution that prohibits the corporation from electing to be subject to any or all of these provisions. Our board adopted a resolution prohibiting us from electing to be subject to the classified board provision in Section 3-803 of the Maryland General Corporation Law. This resolution is irrevocable without the approval of a majority of the outstanding shares of common stock entitled to vote.

Although we have opted out of the classified board and are not currently governed by any of the remaining provisions, Prologis, Inc.’s Charter and/or bylaws already provide for a two-thirds vote to remove directors and only for cause, and provide that the number of directors may be determined by a resolution of our board (or by our stockholders through a bylaw amendment), subject to a minimum and maximum number, and that our secretary must call a special meeting of stockholders only upon the written request of stockholders entitled to cast at least 50% of all votes entitled to be cast at the meeting.

Certain Bylaw Provisions Related to Our Chief Executive Officer

As of the date of this prospectus, our bylaws provide that the affirmative vote of at least 75% of our independent directors will be required to take any of the following actions:

•	removal of Hamid R. Moghadam from the office of our chief executive officer or chairman of our board of directors prior to December 31, 2014;

•	appointment of any person as our chief executive officer other than Mr. Moghadam prior to December 31, 2014;

•	appointment of any person, other than Mr. Moghadam, as our chairman of the board of directors prior to December 31, 2014;

•	failure to nominate Mr. Moghadam as our director in any election of directors where the term of such directorship commences prior to December 31, 2014; or

•	a material alteration, limitation or curtailment of the authority granted pursuant to our bylaws to the chief executive officer or chairman of the board prior to December 31, 2014.

Amendment to Our Charter and Bylaws

Our charter may not be amended without the affirmative vote of at least two-thirds of the shares of capital stock outstanding and entitled to vote on the amendment, voting together as a single class.

Except as described in the following paragraph, our bylaws may be amended by the vote of a majority of the board of directors or by a vote of a majority of the shares of our capital stock entitled to vote on the amendment, except with respect to the following bylaw provisions (each of which requires the approval of a majority of the shares of common stock entitled to vote on the amendment):

•	provisions opting out of the control share acquisition statute;

•	provisions confirming that our board of directors has determined by irrevocable resolution that we will not be governed by the business combination provisions of the Maryland General Corporation Law;

•	the requirement in our bylaws that our independent directors approve transactions involving our executive officers or directors or any limited partners of the Operating Partnership and their affiliates; and

•	provisions governing amendment of our bylaws.

Further, prior to December 31, 2014, provisions of our bylaws described under the heading “— Certain Bylaw Provisions Related to Our Chief Executive Officer” may be modified, amended or repealed, and any bylaw provision inconsistent with such provisions may be adopted, only by an affirmative vote of at least 75% of our independent directors.

Meetings of Stockholders

Our bylaws provide for annual meetings of stockholders to elect the board of directors and transact other business as may properly be brought before the meeting. The chief executive officer, a co-chief executive officer, president, the board of directors and the chairman of the board may call a special meeting of stockholders. Additionally, our bylaws provide that the secretary shall call a special meeting of the stockholders upon the written request of stockholders entitled to cast at least 50% of all votes entitled to be cast at the meeting.

The Maryland General Corporation Law provides that stockholders may act without a meeting with respect to any action that they are required or permitted to take at a meeting, if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each stockholder and filed in paper or electronic form with the records of the stockholders’ meetings.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to the notice of the meeting;

•	by or at the direction of the board of directors; or

•	by a stockholder who is entitled to vote at the meeting, was a stockholder of record both at the time of giving notice and at the time of the meeting and has complied with the advance notice procedures set forth in our bylaws.

Our bylaws also provide that with respect to special meetings of stockholders, only the business specified in the notice of meeting may be brought before the meeting. Nomination of individuals for election to our board of directors at a special meeting may only be made:

•	pursuant to our notice of meeting;

•	by or at the direction of our board of directors;

•	by any committee of persons appointed by the board of directors with authority therefor; or

•	provided that our board of directors has determined that directors will be elected at the special meeting, by a stockholder who has complied with the advance notice provisions of the bylaws and was a stockholder of record both at the time of giving notice and at the time of the meeting.

The provisions in Prologis, Inc.’s Charter regarding amendments to the charter and the advance notice provisions of our bylaws could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

Dissolution of Prologis, Inc.

Under the Maryland General Corporation Law, we may be dissolved upon the affirmative vote of a majority of the entire board of directors declaring dissolution to be advisable, and approval of the dissolution at any annual or special stockholders meeting by the affirmative vote of the holders of two- thirds of the total number of shares of capital stock outstanding and entitled to vote on the dissolution, voting as a single class.

Indemnification and Limitation of Directors’ and Officers’ Liability

Our officers and directors are indemnified under the Maryland General Corporation Law, Prologis, Inc.’s Charter and the partnership agreement of the Operating Partnership against certain liabilities. Our charter and bylaws require us to indemnify our directors and officers to the fullest extent permitted from time to time by the Maryland General Corporation Law.

The Maryland General Corporation Law permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A corporation may indemnify a director or officer against judgments, penalties, fines, settlements and reasonable expenses that the director or officer actually incurs in connection with the proceeding unless the proceeding is one by or in the right of the corporation and the director or officer has been adjudged to be liable to the corporation. In addition, a corporation may not indemnify a director or officer with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that a personal benefit was improperly received. A court may order indemnification in these circumstances but only for expenses. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, subject to specified restrictions. Our charter contains this provision. The Maryland General Corporation Law does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that:

•	it is proved that the person actually received an improper benefit or profit in money, property or services; or

•	a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

This provision does not limit our ability or our stockholders’ ability to obtain other relief, such as an injunction or rescission. The partnership agreement of the Operating Partnership also provides for our indemnification, as general partner, and our officers and directors to the same extent indemnification is provided to our officers and directors in Prologis, Inc.’s Charter, and limits our liability and the liability of our officers and directors to the Operating Partnership and the partners of the Operating Partnership to the same extent liability of our officers and directors to us and our stockholders is limited under Prologis, Inc.’s Charter.

Insofar as the foregoing provisions permit indemnification for liability arising under the Securities Act of directors, officers or persons controlling us, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require, among other matters, that we indemnify our executive officers and directors to the fullest extent permitted by law and reimburse the executive officers and directors for all related expenses as incurred, subject to return if it is subsequently determined that indemnification is not permitted.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion of the material U.S. federal income tax consequences relating to the ownership of exchangeable notes and our common stock is for general information only. This discussion only addresses tax considerations relevant to holders that hold exchangeable notes or our common stock for which the exchangeable notes may be exchanged, as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not purport to address all tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, such as:

•	dealers or traders in securities or currencies;

•	REITs or regulated investment companies;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding notes as part of a hedge, straddle, conversion, constructive sale, or other “synthetic security” or integrated transaction;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	banks and other financial institutions;

•	holders subject to the alternative minimum tax;

•	insurance companies; and

•	entities that are tax-exempt for U.S. federal income tax purposes.

This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular investment or other circumstances. If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds exchangeable notes or our common stock for which the exchangeable notes may be exchanged, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding notes are urged to consult their tax advisors. This discussion is limited to holders of exchangeable notes. In addition, this discussion does not address any state, local or foreign income or other tax consequences.

This discussion is based on U.S. federal income tax law, including the provisions of the Code, Treasury Regulations, administrative rulings and judicial authority, all as in effect as of the date of this document. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of owning and disposing of notes as described in this discussion. The Internal Revenue Service, or IRS, may challenge one or more of the tax results described in this discussion, and the Operating Partnership has not obtained, nor does the Operating Partnership intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the ownership and disposition of exchangeable notes or our common stock for which the exchangeable notes may be exchanged.

For purposes of this discussion, you are a U.S. holder if you are a beneficial owner of exchangeable notes or our common stock for which the exchangeable notes may be exchanged that is, for U.S. federal income tax law purposes:

•	an individual who is a U.S. citizen or U.S. resident alien,

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

You generally are a non-U.S. holder for purposes of this discussion if you are a beneficial owner (other than a partnership or entity or arrangement treated as a partnership for U.S. federal income tax purposes) of exchangeable notes or our common stock for which the exchangeable notes may be exchanged that is not a U.S. holder, as described above.

Holders are urged to consult their own tax advisors regarding the particular U.S. federal, state and local and foreign income and other tax consequences of owning and disposing of exchangeable notes or our common stock for which the exchangeable notes may be exchanged that may be applicable in their particular circumstances.

U.S. Federal Income Tax Considerations Relating to the Exchangeable Notes

U.S. Holders

Taxation of Interest, Discount and Premium on Exchangeable Notes

Generally, stated interest on the exchangeable notes will be taxed as ordinary interest income at the time it is paid or at the time it accrues in accordance with your method of accounting for U.S. federal income tax purposes. Special rules governing the treatment of discount and premium described below apply to the exchangeable notes.

If you acquired (or were deemed to acquire for applicable tax purposes) an exchangeable note at a premium (generally, at a cost in excess of its remaining principal amount or remaining stated redemption price at maturity), then you may have “amortizable bond premium” on the exchangeable note equal in amount to that excess. You may elect to amortize the premium by offsetting against the interest otherwise required to be included in income in respect of the exchangeable note during any taxable year the allocable portion of such premium, determined under the constant yield method over the remaining term. In that case, your basis in the exchangeable note will be reduced by the amount of bond premium offset against interest. An election to amortize bond premium will apply to all taxable debt obligations that you then own and thereafter acquire and may be revoked only with the consent of the IRS.

If you acquired (or were deemed to acquire for applicable tax purposes) an exchangeable note at a discount (generally, at a cost less than its remaining principal amount or remaining stated redemption price at maturity) that is more than a de minimis amount (i.e., at least  1⁄4 of 1 percent of such note’s stated redemption price at maturity, respectively, multiplied by the number of complete years to the maturity after your acquisition), then you may have “market discount” on the exchangeable note equal to that discount. Any gain recognized on the maturity, sale, exchange or other taxable disposition of an exchangeable note with market discount will be treated as ordinary income to the extent of the accrued market discount on such note. Generally, the accrued market discount will be the total market discount on an exchangeable note multiplied by a fraction, the numerator of which is the number of days you held the exchangeable note and the denominator of which is the number of days from the date you acquired the exchangeable note until its maturity date. Alternatively, you may elect to include market discount in income currently over the life of the exchangeable note. Such an election will apply to all debt instruments with market discount acquired by you on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the IRS.

The rules concerning market discount and amortizable bond premium are complex, and you are urged to consult your own tax advisor to determine how, and to what extent, any discount or premium will be included in your income or amortized and as to the desirability, mechanics and consequences of making any elections in connection therewith in connection with your particular circumstances.

The Operating Partnership does not intend to treat the possibility of payment of any additional amounts described in “Description of the Exchangeable Notes” as (i) affecting the determination of the yield to maturity of the exchangeable notes or giving rise to, or increasing, any accrual of original issue discount or (ii) resulting in the exchangeable notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. However, additional income will be recognized if any such additional payment is made. It is possible that the IRS may take a different position, in which case the timing, character and amount of income attributable to the exchangeable notes may be different.

Sale, Exchange or Other Disposition of Exchangeable Notes

When you sell or otherwise dispose of an exchangeable note (including a retirement or redemption) in a taxable transaction (including an exchange of exchangeable notes for our common stock), you generally will recognize taxable gain or loss equal to the difference, if any, between:

•	the cash and the fair market value of any property (including our common stock) received, less any amount attributable to accrued interest, which to the extent you have not previously included the accrued interest in income, will be taxable in the manner described under “— U.S. Holders — Taxation of Interest, Discount and Premium on Exchangeable Notes”; and

•	your adjusted tax basis in an exchangeable note.

Your adjusted tax basis in an exchangeable note will generally equal its issue price, increased by any original issue discount included in your income with respect to the note and decreased by the amount of any payment other than stated interest with respect to the note and by the amount of any amortized bond premium. Gain or loss realized on the sale or other disposition of an exchangeable note will generally be capital gain or loss and will be long-term capital gain or loss if the note is held for more than one year. You are urged to consult your own tax advisors regarding the treatment of capital gains, which may be taxed at lower rates than ordinary income for taxpayers who are not corporations, and losses, the deductibility of which is subject to limitations.

Upon the exchange of exchangeable notes for our common stock, you will have a tax basis in our common stock received equal to the fair market value of such our common stock at the time of the exchange. Your holding period for our common stock received upon an exchange of exchangeable notes will begin on the date immediately following the date of such exchange.

Constructive Dividends

The exchange rate of the exchangeable notes will be adjusted in certain circumstances. Although it is not clear how or to what extent Section 305 of the Code and the applicable Treasury Regulations apply to the exchangeable notes because the exchangeable notes are issued by the Operating Partnership, rather than Prologis, Inc., it is possible that the IRS would seek to apply Section 305 to the notes. If Section 305 were applicable, under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in Prologis, Inc.’s assets or earnings may in some circumstances result in a deemed distribution to you. Adjustments to the exchange rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the exchangeable notes, however, will generally not be considered to result in a deemed distribution to you. Certain of the possible exchange rate adjustments provided in the exchangeable notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, you may be deemed to have received a distribution, even though you have not received any cash or property as a result of such adjustments. Any deemed distributions will be taxable as a dividend, return of capital or capital gain in accordance with the earnings and profits rules under the Code. It is possible that any such deemed distribution under Code Section 305(c) may be treated as a non-pro-rata distribution (i.e., a preferential dividend) for purposes of the REIT distribution requirements, which could affect the amount of distributions that are treated as made by Prologis, Inc. for purposes of the REIT distribution requirements.

Even if an adjustment to the exchange rate were not to result in a taxable constructive distribution to you under Section 305 because the exchangeable notes are issued by the Operating Partnership rather than Prologis, Inc., it is possible that the IRS could assert that, under principles similar to those of Section 305, you should recognize taxable income, which might be considered interest or other ordinary income, and you should include such interest or other income in your taxable income upon the adjustment to the exchange rate or, alternatively, accrue such income prior to the adjustment. If the IRS successfully asserted that an adjustment to the exchange rate is treated as interest income, then unless such interest income is considered to be payable on account of a contingency that is, as of the issue date, either remote or incidental, exchangeable notes could be treated as “contingent payment debt instruments.” If exchangeable notes were treated as contingent payment debt instruments, then exchangeable notes would be treated as issued with original issue discount, and holders would be required to accrue interest income at a significantly higher rate (which would generally be based on the Operating Partnership’s borrowing rate for non-contingent, non-exchangeable debt with otherwise similar terms) rather than the stated interest rate on exchangeable notes. Furthermore, you would generally be required to treat any gain recognized on a disposition of the notes as ordinary income rather than as capital gain. You are particularly urged to consult your own tax advisors regarding the possible treatment of exchangeable notes as contingent payment debt instruments.

Non-U.S. Holders

Taxation of Interest

Under current U.S. federal income tax laws, and subject to the discussion below, U.S. federal income and withholding tax will not apply to payments of interest on the exchangeable notes if such interest is not effectively connected with your conduct of a trade or business in the United States, you properly certify as to your foreign status as described below and:

•	you do not actually or constructively own 10% or more of the Operating Partnership’s capital or profits interests,

•	you are not a controlled foreign corporation that is related to the Operating Partnership within the meaning of the Code and

•	you are not a bank receiving interest on an extension of credit made in the ordinary course of your trade or business.

The exemption from withholding and several of the special rules for non-U.S. holders described below generally apply only if you appropriately certify as to your foreign status. You can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or W-8BEN-E (or applicable successor form) to the Operating Partnership or its paying agent. If you hold the notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to the agent. Your agent will then generally be required to provide appropriate certifications to the Operating Partnership or its paying agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and, in certain circumstances, certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to the Operating Partnership or its paying agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If you cannot satisfy the requirements described above, payments of interest made to you generally will be subject to U.S. federal withholding tax at a rate of 30%, unless you provide to the Operating Partnership or its paying agent a properly executed IRS Form W-8BEN or W-8BEN-E (or applicable successor form) claiming an exemption from or a reduction of withholding under the benefit of a U.S. income tax treaty or you provide a properly executed IRS Form W-8ECI (or applicable successor form) claiming that the payments of interest are effectively connected with your conduct of a trade or business in the United States.

Sale, Exchange or Other Disposition of Exchangeable Notes

Subject to the discussion below concerning backup withholding, you will generally not be subject to U.S. federal income tax on any gain recognized on a sale, exchange, redemption or repayment of an exchangeable note (other than any amount representing accrued but unpaid interest, which will be treated as such) unless (1) the gain is effectively connected with your conduct of a U.S. trade or business income, and, if a U.S. income tax treaty applies, is generally attributable to a U.S. “permanent establishment” you maintain (in which case the branch profits tax may also apply to a corporate non-U.S. holder), (2) you are an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other requirements are met or (3) you dispose of an exchangeable note and such exchangeable note constitutes a USRPI within the meaning of FIRPTA. Special rules may apply to exchangeable notes redeemed in part.

Prologis, Inc. currently anticipates that it constitutes a “domestically-controlled qualified investment entity” (defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the shares was held directly or indirectly by foreign persons), in which case gain recognized by you may not be taxable under FIRPTA. However, because shares of our common stock are publicly traded, there can be no assurance that Prologis, Inc. has or will retain that status. Even if Prologis, Inc. does not qualify as a domestically-controlled qualified investment entity at the time you dispose of the exchangeable notes, gain arising from such disposition still generally would not be subject to FIRPTA tax if any class of Prologis, Inc. capital stock is considered regularly traded under applicable Treasury Regulations on an established securities market, such as the New York Stock Exchange, and if the exchangeable notes are not regularly traded, on the date the exchangeable notes were acquired by you, you did not own, actually or constructively, exchangeable notes with a fair market value greater than the fair market value on that date of 5% of the regularly traded class of Prologis, Inc. capital stock with the lowest fair market value. If the gain on the sale of the exchangeable notes were to be subject to taxation under FIRPTA, you would generally be subject to the same treatment as U.S. holders with respect to the gain. Further, a withholding of tax at a rate of 10% of the gross amount payable would apply, although any withholding tax withheld pursuant to these rules would be creditable against your U.S. federal income tax liability.

Although the application of the above exceptions from FIRPTA to the exchangeable notes is not entirely clear, based on the law, facts and circumstances as they currently exist, the Operating Partnership currently expects that the exchangeable notes will not constitute USRPIs as of the time of any sale, exchange or redemption of exchangeable notes, although there can be no assurances in this regard. Accordingly, Prologis, Inc. currently does not intend to withhold U.S. federal income tax from any amounts payable to you upon the redemption, repurchase or exchange by us of an exchangeable note (including an exchange of an exchangeable note for our common stock). However, it is possible that the IRS could disagree with Prologis, Inc.’s position, in which case you would be liable for U.S. federal income tax under FIRPTA upon any such sale, exchange or redemption, and could be liable for interest and penalties if you fail to timely file a U.S. federal income tax return and pay such tax when due. If none of the conditions described above applies, the Operating Partnership intends to withhold 10% of any amounts payable to you on the redemption, repurchase or exchange by us of an exchangeable note. Third party purchasers may not agree with the position that the Operating Partnership intends to take regarding the applicability to the exchangeable notes of the exceptions to FIRPTA described above and may withhold U.S. federal income tax from payments to you upon a sale or disposition of an exchangeable note. Further, any other sale or disposition of an exchangeable note may be subject to withholding of U.S. federal income tax. Amounts withheld on any such sale, exchange or other taxable disposition of an exchangeable note may not satisfy your entire tax liability, and you would remain liable for the timely payment of any remaining tax liability.

If a sale, redemption, repurchase or exchange of an exchangeable note is exempt from U.S. federal income tax, any amounts withheld from payments to you may be refunded or credited against your U.S. federal income tax liability, provided that the required information is provided to the IRS on a timely basis.

You are urged to consult your tax advisor as to whether the sale, redemption, repurchase or exchange of an exchangeable note for our common stock is exempt from U.S. federal income tax under FIRPTA.

Adjustments to Exchange Rate

The exchange rates on the exchangeable notes are subject to adjustment in certain circumstances. Any such adjustment could, in certain circumstances, give rise to a deemed distribution to non-U.S. holders of the exchangeable notes. See “— U.S. Holders — Constructive Dividends” above.

Until such time as judicial, legislative, or regulatory guidance becomes available that would, in Prologis, Inc.’s reasonable determination, permit us to treat such deemed distributions as other than deemed dividend distributions treated as ordinary income, Prologis, Inc. in general intends to withhold on such distributions at a 30% rate (or lower applicable treaty rate), to the extent such dividends are made out of its current or accumulated earnings and profits. A non-U.S. holder who is subject to withholding tax under such circumstances is particularly urged to consult its own tax advisor as to whether it can obtain a refund for all or a portion of the withholding tax.

Backup Withholding and Information Reporting

U.S. Holders

Interest payments (including original issue discount) made on, or the proceeds of the sale or other disposition of exchangeable notes will be subject to information reporting. Additionally, the receipt of these payments will be subject to backup withholding of U.S. federal income tax if the recipient of those payments fails to supply an accurate taxpayer identification number or otherwise fails to establish an exemption or comply with applicable U.S. information reporting or certification requirements. Any amount withheld from a payment to a U.S. holder under the backup withholding rules is allowable as a credit against the U.S. holder’s U.S. federal income tax, provided that the required information is furnished to the IRS.

Non-U.S. Holders

Payments to you of interest (including original issue discount) on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you.

Backup withholding of U.S. federal income tax generally will not apply to payments of interest (including original issue discount) on a note to you if the statement described above in “— U.S. Federal Income Tax Considerations Relating to the Exchangeable Notes — Non-U.S. Holders — Taxation of Interest” is duly provided by you or you otherwise establish an exemption, provided that the Operating Partnership does not have actual knowledge or reason to know that you are a U.S. person.

Payment of the proceeds of a sale of a note effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your foreign status and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that you are a non-U.S. holder and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the sale of a note effected outside the United States by such a broker if it is a:

•	United States person,

•	foreign person that derives 50% or more of its gross income for certain periods from the conduct of trade or business in the United States,

•	controlled foreign corporation for U.S. federal income tax purposes or

•	foreign partnership that, at any time during its taxable year, has more than 50% of its income or capital interests owned by United States persons or is engaged in the conduct of a U.S. trade or business.

Any amount withheld under the backup withholding rules may be credited against your U.S. federal income tax liability, if any, and any excess may be refundable if the proper information is timely provided to the IRS.

U.S. Federal Income Tax Considerations Relating to Ownership of Prologis, Inc. Common Stock

This section summarizes the material U.S. federal income tax consequences generally resulting from the ownership of our common stock upon an exchange of exchangeable notes for our common stock.

Prologis, Inc. intends to operate in a manner that satisfies the requirements for qualification and taxation as a REIT under the applicable provisions of the Code and Treasury Regulations. No assurance can be given, however, that such requirements will be met. The sections of the Code and the corresponding Treasury Regulations that relate to the qualification and taxation as a REIT are highly technical and complex. Holders of our common stock are urged to consult their own tax advisors regarding the specific tax consequences of their ownership of our common stock and of Prologis, Inc.’s election to be taxed as a REIT. Specifically, holders of our common stock should consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences of such ownership and election, and regarding potential changes in applicable tax laws.

Prologis, Inc.’s Qualification as a REIT

General

Prologis, Inc. elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with the taxable year of Prologis, Inc. ended December 31, 1997. Prologis, Inc. believes that it has been organized and has operated in a manner that allows it to qualify for taxation as a REIT under the Code commencing with Prologis, Inc.’s taxable year ended December 31, 1997, and it is intended that Prologis, Inc. will continue to be organized and operated in this manner. However, Prologis, Inc.’s qualification and taxation as a REIT depend upon Prologis, Inc.’s ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Prologis, Inc.’s tax counsel. Accordingly, the actual results of Prologis, Inc.’s operations during any particular taxable year may not satisfy those requirements, and no assurance can be given that Prologis, Inc. has operated or that Prologis, Inc. will continue to operate in a manner so as to qualify or remain qualified as a REIT. See “— Failure to Qualify.”

Provided Prologis, Inc. qualifies for taxation as a REIT, Prologis, Inc. generally will not be required to pay U.S. federal corporate income taxes on its net income that is currently distributed to the stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when that income is distributed. Prologis, Inc. will, however, be required to pay U.S. federal income tax as follows:

•	First, Prologis, Inc. will be required to pay tax at regular corporate rates on any undistributed “REIT taxable income,” including undistributed net capital gains.

•	Second, Prologis, Inc. may be required to pay the “alternative minimum tax” on items of tax preference under some circumstances.

•	Third, if Prologis, Inc. has (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, Prologis, Inc. will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•	Fourth, Prologis, Inc. will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•	Fifth, if Prologis, Inc. fails to satisfy the 75% gross income test or the 95% gross income test, as described below, but has otherwise maintained its qualification as a REIT because certain other requirements are met, Prologis, Inc. will be required to pay a tax equal to (1) the greater of (A) the amount by which 75% of Prologis, Inc.’s gross income exceeds the amount qualifying under the 75% gross income test, and (B) the amount by which 95% of Prologis, Inc.’s gross income exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect the profitability of Prologis, Inc.

•	Sixth, if Prologis, Inc. fails to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, provided such failure is due to reasonable cause and not due to willful neglect, and nonetheless maintains its REIT qualification because of specified cure provisions, Prologis, Inc. will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused Prologis, Inc. to fail such test.

•	Seventh, if Prologis, Inc. fails to satisfy any provision of the Code that would result in its failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, Prologis, Inc. may retain its REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

•	Eighth, Prologis, Inc. will be required to pay a 4% excise tax to the extent Prologis, Inc. fails to distribute during each calendar year at least the sum of (1) 85% of Prologis, Inc.’s REIT ordinary income for the year, (2) 95% of its REIT capital gain net income for the year and (3) any undistributed taxable income from prior periods.

•	Ninth, if Prologis, Inc. acquires any asset from a corporation that is or has been a C corporation in a transaction in which the basis of the asset in the hands of Prologis, Inc. is determined by reference to the basis of the asset in the hands of the C corporation, and Prologis, Inc. subsequently recognizes gain on the disposition of the asset during the ten-year period beginning on the date on which Prologis, Inc. acquired the asset, then Prologis, Inc. will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) Prologis, Inc.’s adjusted basis in the asset, in each case determined as of the date on which Prologis, Inc. acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the necessary parties make or refrain from making the appropriate elections under the applicable Treasury Regulations then in effect.

•	Tenth, Prologis, Inc. will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a “taxable REIT subsidiary” of Prologis, Inc. to any of its tenants. See “— Requirements for Qualification as a REIT — Ownership of Interests in Taxable REIT Subsidiaries.” Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to Prologis, Inc. that are in excess of the amounts that would have been deducted based on arm’s length negotiations. See “— Requirements for Qualification as a REIT — Redetermined Rents, Redetermined Deductions, and Excess Interest.”

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

1.	that is managed by one or more trustees or directors;

2.	that issues transferable shares or transferable certificates to evidence its beneficial ownership;

3.	that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

4.	that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

5.	that is beneficially owned by 100 or more persons;

6.	not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year; and

7.	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) above do not apply until after the first taxable year for which an election is made to be taxed as a REIT.

For purposes of condition (6), specified tax-exempt entities are treated as individuals, except that a “look- through” exception applies with respect to pension funds.

Prologis, Inc. believes that it has been organized, has operated and has issued sufficient shares of capital stock with sufficient diversity of ownership to allow it to satisfy conditions (1) through (7), inclusive during the relevant time periods. In addition, Prologis, Inc.’s charter provides restrictions on the ownership and transfer of Prologis, Inc.’s capital stock intended to assist Prologis, Inc. in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions may not ensure that Prologis, Inc. will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If Prologis, Inc. fails to satisfy these share ownership requirements, except as provided in the next sentence, Prologis, Inc.’s status as a REIT will terminate. If, however, Prologis, Inc. complies with the rules contained in applicable Treasury Regulations that require Prologis, Inc. to ascertain the actual ownership of its stock and Prologis, Inc. does not know, or would not have known through the exercise of reasonable diligence, that it failed to meet the requirement described in condition (6) above, Prologis, Inc. will be treated as having met this requirement. See “— Failure to Qualify.”

In addition, Prologis, Inc. may not maintain its status as a REIT unless the taxable year is the calendar year. Prologis, Inc. has and will continue to have a calendar taxable year.

Ownership of a Partnership Interest. Prologis, Inc. will own and operate one or more properties through partnerships and limited liability companies treated as partnerships for U.S. federal income tax purposes. Treasury Regulations provide that if Prologis, Inc. is a partner in a partnership, Prologis, Inc. will be deemed to own its proportionate share of the assets of the partnership based on Prologis, Inc.’s interest in the partnership’s capital, subject to special rules relating to the 10% asset test described below. Prologis, Inc. also will be deemed to be entitled to its proportionate share of the income of the partnership. The character of the assets and gross income of the partnership retains the same character in the hands of Prologis, Inc. for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which Prologis, Inc. directly or indirectly owns an interest include such partnership’s share of assets and items of income of any partnership in which it owns an interest. Thus, Prologis, Inc.’s proportionate share of the assets and items of income of the Operating Partnership, including the Operating Partnership’s share of these items for any partnership in which the Operating Partnership owns an interest, are treated as the assets and items of income of Prologis, Inc. for purposes of applying the requirements described in this discussion, including the income and asset tests described below. Included below under “— Tax Aspects of the Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies” is a brief summary of the rules governing the U.S. federal income taxation of partnerships.

Prologis, Inc. will have direct control of the Operating Partnership and indirect control of some of the subsidiary partnerships of Prologis, Inc., and intends to continue to operate them in a manner consistent with the requirements for qualification as a REIT. However, Prologis, Inc. will be a limited partner in certain partnerships. If a partnership in which Prologis, Inc. owns an interest takes or expects to take actions that could jeopardize the status of Prologis, Inc. as a REIT or require Prologis, Inc. to pay tax, Prologis, Inc. may be forced to dispose of its interest in such entity. In addition, it is possible that a partnership could take an action that could cause Prologis, Inc. to fail a REIT income or asset test, and that Prologis, Inc. would not become aware of such action in time to dispose of its interest in the partnership or take other corrective action on a timely basis. In that case, Prologis, Inc. could fail to qualify as a REIT unless it were entitled to relief, as described below. See “— Failure to Qualify.” The treatment described in this paragraph also applies with respect to the ownership of Prologis, Inc. of interests in limited liability companies or other entities or arrangements that are treated as partnerships for U.S. federal income tax purposes.

Ownership of Interests in Qualified REIT Subsidiaries. Prologis, Inc. owns 100% of the stock of a number of corporate subsidiaries that Prologis, Inc. believes will be treated as qualified REIT subsidiaries under the Code, and Prologis, Inc. may acquire additional qualified REIT subsidiaries in the future. A corporation will qualify as a qualified REIT subsidiary if Prologis, Inc. owns 100% of its stock and it is not a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation for U.S. federal income tax purposes. All assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as the assets, liabilities and such items (as the case may be) of Prologis, Inc. for all purposes under the Code, including the REIT qualification tests. For this reason, references in this discussion to Prologis, Inc.’s income and assets include the income and assets of any qualified REIT subsidiary Prologis, Inc. owns. A qualified REIT subsidiary is not required to pay U.S. federal income tax, and Prologis, Inc.’s ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. The taxable REIT subsidiaries of Prologis, Inc. will be corporations other than REITs and qualified REIT subsidiaries in which Prologis, Inc. directly or indirectly holds stock, and that have made a joint election with Prologis, Inc. to be treated as taxable REIT subsidiaries. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which one of the taxable REIT subsidiaries of Prologis, Inc. owns more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. In addition, the taxable REIT subsidiaries of Prologis, Inc. may be prevented from deducting interest on debt funded directly or indirectly by Prologis, Inc. if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied. Prologis, Inc. will hold an interest in a number of taxable REIT subsidiaries, and may acquire securities in one or more additional taxable REIT subsidiaries in the future. Prologis, Inc.’s ownership of securities of taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests described below under “— Asset Tests.”

Affiliated REIT. Prologis, Inc. owns an interest in certain corporate subsidiaries which have elected to be taxed as REITs. Provided each of these subsidiary REITs qualifies as a REIT, Prologis, Inc.’s interest in each subsidiary REIT will be treated as a qualifying real estate asset for purposes of the REIT asset tests and any dividend income or gains derived by us from each such subsidiary REIT will generally be treated as income that qualifies for purposes of the REIT gross income tests. To qualify as a REIT, each subsidiary REIT must independently satisfy the various REIT qualification requirements described in this summary. If a subsidiary REIT were to fail to qualify as a REIT, and certain relief provisions did not apply, such subsidiary REIT would be treated as a taxable C-corporation and its income would be subject to federal income tax. In addition, a failure of a subsidiary REIT to qualify as a REIT could have an adverse effect on Prologis, Inc.’s ability to comply with the REIT income and asset tests, and thus could impair Prologis, Inc.’s ability to qualify as a REIT.

Income Tests. Prologis, Inc. must satisfy two gross income requirements annually to maintain its qualification as a REIT. First, in each taxable year, Prologis, Inc. must derive directly or indirectly at least 75% of its gross income (excluding gross income from prohibited transactions, from certain hedging transactions entered into after July 30, 2008 and from certain foreign currency gains recognized after July 30, 2008) from investments relating to real property or mortgages on real property, including “rents from real property” and, in certain circumstances, interest, or from certain types of temporary investments. Second, in each taxable year, Prologis, Inc. must derive at least 95% of its gross income (excluding gross income from prohibited transactions, from certain hedges of indebtedness, from certain other hedges entered into after July 30, 2008 and from certain foreign currency gains recognized after July 30, 2008) from (i) these real property investments, (ii) dividends, interest and gain from the sale or disposition of stock or securities, or (iii) any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents Prologis, Inc. receives from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements described above only if all of the following conditions are met:

•	the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount Prologis, Inc. receives or accrues generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•	Prologis, Inc., or an actual or constructive owner of 10% or more of the stock of Prologis, Inc., must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents received from such a tenant that is also a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which Prologis, Inc. owns stock possessing more than 50% of the voting power or more than 50% of the total value;

•	rent attributable to personal property leased in connection with a lease of real property must not be greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property;” and

•	Prologis, Inc. generally must not operate or manage its property or furnish or render services to its tenants, subject to a 1% de minimis exception, other than customary services through an independent contractor from whom Prologis, Inc. derives no revenue. Prologis, Inc. may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, Prologis, Inc. may employ a taxable REIT subsidiary, which may be wholly or partially owned by Prologis, Inc., to provide both customary and non-customary services to the tenants of Prologis, Inc. without causing the rent Prologis, Inc. received from those tenants to fail to qualify as “rents from real property.” Any amounts Prologis, Inc. receives from a taxable REIT subsidiary with respect to its provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

Prologis, Inc. generally does not intend to, and as the general partner of the Operating Partnership does not intend to permit the Operating Partnership to, take actions Prologis, Inc. believes will cause Prologis, Inc. to fail to satisfy any of the rental conditions described above. However, Prologis, Inc. may intentionally have taken and may intentionally continue to take actions that fail to satisfy these conditions to the extent the failure will not, based on the advice of tax counsel, jeopardize its tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, Prologis, Inc. will not obtain appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will agree with the determinations of value of Prologis, Inc.

From time to time, Prologis, Inc. may enter into hedging transactions with respect to one or more of its assets or liabilities. The hedging activities of Prologis, Inc. may include entering into interest rate swaps, caps and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly and timely identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test to the extent such a hedging transaction is entered into on or after January 1, 2005, and will not constitute gross income and thus will be exempt from the 75% gross income test to the extent such hedging transaction is entered into after July 30, 2008. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into on or prior to July 30, 2008 will be treated as nonqualifying income for purposes of the 75% gross income test. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into prior to January 1, 2005 will be qualifying income for purposes of the 95% gross income test. The term “hedging transaction,” as used above, generally means any transaction Prologis, Inc. enters into in the normal course of the business of Prologis, Inc. primarily to manage risk of (i) interest rate changes or fluctuations with respect to borrowings made or to be made by Prologis, Inc. to acquire or carry real estate assets and (ii) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). To the extent that Prologis, Inc. does not properly identify such transactions as hedges or hedges with other types of financial instruments, or hedges other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. It is intended that Prologis, Inc. will structure any hedging transactions in a manner that does not jeopardize the status of Prologis, Inc. as a REIT.

Prologis, Inc. will hold investments in certain entities located outside the United States, and from time to time Prologis, Inc. may acquire additional properties outside of the United States, through a taxable REIT subsidiary or otherwise. These acquisitions could cause Prologis, Inc. to incur foreign currency gains or losses. Prior to July 30, 2008, the characterization of any such foreign currency gains for purposes of the REIT gross income tests was unclear, although the IRS had indicated that REITs may apply the principles of proposed Treasury Regulations to determine whether such foreign currency gain constitutes qualifying income under the REIT income tests. As a result, Prologis, Inc. anticipated that any foreign currency gain Prologis, Inc. recognized relating to rents Prologis, Inc. receives from any property located outside of the United States were qualifying income for purposes of the 75% and 95% gross income tests. Any foreign currency gains recognized after July 30, 2008 to the extent attributable to specified items of qualifying income or gain, or specified qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and will be exempt from these tests.

The taxable REIT subsidiaries of Prologis, Inc. may provide certain services in exchange for a fee or derive other income that would not qualify under the REIT gross income tests. Such fees and other income do not accrue to Prologis, Inc., but, to the extent the taxable REIT subsidiaries of Prologis, Inc. pay dividends, Prologis, Inc. generally will derive its allocable share of such dividend income through the interest of Prologis, Inc. in the Operating Partnership. Such dividend income qualifies under the 95%, but not the 75%, REIT gross income test. The Operating Partnership may provide certain management or administrative services to the taxable REIT subsidiaries of Prologis, Inc. In addition, certain of Prologis, Inc.’s subsidiaries conduct an asset management business and receive fees, which may include incentive fees, in exchange for the provision of certain services to asset management clients. The fees Prologis, Inc. and certain of its subsidiaries derive as a result of the provision of such services will be non-qualifying income to Prologis, Inc. under both the 95% and 75% REIT income tests. The amount of such dividend and fee income will depend on a number of factors that cannot be determined with certainty, including the level of services provided by certain of Prologis, Inc.’s subsidiaries, the taxable REIT subsidiaries of Prologis, Inc., the Operating Partnership and any of their applicable subsidiaries. Prologis, Inc. will monitor the amount of the dividend income from the taxable REIT subsidiaries of Prologis, Inc. and the fee income described above, and will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the REIT income tests. However, there can be no guarantee that such actions will in all cases prevent Prologis, Inc. from violating a REIT income test.

The aggregate amount of the nonqualifying income of Prologis, Inc., from all sources, in any taxable year is not expected to exceed the limit on nonqualifying income under the gross income tests. If Prologis, Inc. fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, Prologis, Inc. may nevertheless qualify as a REIT for the year if Prologis, Inc. is entitled to relief under certain provisions of the Code. Prologis, Inc. generally may make use of the relief provisions if:

•	following the identification by Prologis, Inc. of the failure to meet the 75% or 95% gross income tests for any taxable year, Prologis, Inc. files a schedule with the IRS setting forth each item of Prologis, Inc.’s gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	the failure of Prologis, Inc. to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances Prologis, Inc. would be entitled to the benefit of these relief provisions. For example, if Prologis, Inc. fails to satisfy the gross income tests because non-qualifying income that Prologis, Inc. intentionally accrues or receives exceeds the limits on non-qualifying income, the IRS could conclude that the failure of Prologis, Inc. to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, Prologis, Inc. will not qualify as a REIT. As discussed above in “— Prologis, Inc.’s Qualification as a REIT — General,” even if these relief provisions apply, and Prologis, Inc. retains its status as a REIT, a tax would be imposed with respect to the non-qualifying income of Prologis, Inc. Prologis, Inc. may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of its income.

Prohibited Transaction Income. Any gain Prologis, Inc. recognizes (including any net foreign currency gain recognized after July 30, 2008) on the sale of property (other than foreclosure property) held as inventory or other property held primarily for sale to customers in the ordinary course of business, including Prologis, Inc.’s share of any such gain realized by the qualified REIT subsidiaries of Prologis, Inc., partnerships or limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income could also adversely affect the ability of Prologis, Inc. to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Prologis, Inc. intends to hold its properties for investment with a view to longterm appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with the investment objectives of Prologis, Inc. Prologis, Inc. does not believe that any of its sales were prohibited transactions. However, the IRS may contend that one or more of these sales is subject to the 100% penalty tax.

Redetermined Rents, Redetermined Deductions and Excess Interest. Any redetermined rents, redetermined deductions or excess interest Prologis, Inc. generates will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of the taxable REIT subsidiaries of Prologis, Inc. to any of the tenants of Prologis, Inc., and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to Prologis, Inc. that are in excess of the amounts that would have been deducted based on arm’s length agreements. Rents Prologis, Inc. receives will not constitute redetermined rents if they qualify under the safe harbor provisions contained in the Code.

It is intended that Prologis, Inc. will deal with its taxable REIT subsidiaries on a commercially reasonable arm’s length basis, but Prologis, Inc. may not always satisfy the safe harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, Prologis, Inc. would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid.

Asset Tests. At the close of each quarter of the taxable year of Prologis, Inc., Prologis, Inc. must also satisfy four tests relating to the nature and diversification of the assets of Prologis, Inc. First, at least 75% of the value of Prologis, Inc.’s total assets, including assets held by the qualified REIT subsidiaries of Prologis, Inc. and Prologis, Inc.’s allocable share of the assets held by the partnerships and limited liability companies in which Prologis, Inc. owns an interest, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date Prologis, Inc. receives such proceeds.

Second, not more than 25% of the value of Prologis, Inc.’s total assets may be represented by securities, other than those securities included in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for investments in other REITs, the qualified REIT subsidiaries of Prologis, Inc. and the taxable REIT subsidiaries of Prologis, Inc., the value of any one issuer’s securities may not exceed 5% of the value of Prologis, Inc.’s total assets, and Prologis, Inc. may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor. Certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of Prologis, Inc.’s interest in the assets of a partnership or limited liability company in which Prologis, Inc. owns an interest will be based on Prologis, Inc.’s proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, not more than 25% (20% for taxable years beginning prior to January 1, 2009) of the value of Prologis, Inc.’s total assets may be represented by the securities of one or more taxable REIT subsidiaries.

Through the Operating Partnership, Prologis, Inc. will own an interest in several corporations which have jointly elected with Prologis, Inc. to be treated as taxable REIT subsidiaries. Some of these corporations own the stock of other corporations, which will also become the taxable REIT subsidiaries of Prologis, Inc. So long as each of these corporations qualifies as a taxable REIT subsidiary, Prologis, Inc. will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to Prologis, Inc.’s ownership of their securities. Prologis, Inc. may acquire securities in other taxable REIT subsidiaries in the future. Prologis, Inc. believes that the aggregate value of the taxable REIT subsidiaries of Prologis, Inc. has not exceeded and will not exceed 25% (or 20% for taxable years beginning prior to January 1, 2009) of the aggregate value of Prologis, Inc.’s gross assets. Prior to the election to treat these corporations as taxable REIT subsidiaries, Prologis, Inc. did not own more than 10% of the voting securities of these corporations. In addition, Prologis, Inc. believes that prior to the election to treat these corporations as taxable REIT subsidiaries of Prologis, Inc., the value of the pro rata share of the securities of these corporations held by Prologis, Inc. did not, in any case, exceed 5% of the total value of the assets of Prologis, Inc. With respect to each issuer in which Prologis, Inc. currently owns securities, that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, Prologis, Inc. believes that the value of the securities of each issuer does not exceed 5% of the total value of Prologis, Inc.’s assets and Prologis, Inc.’s ownership of the securities of each issuer complies with the 10% voting securities limitation and 10% value limitation. No independent appraisals have been obtained to support these conclusions, and there can be no assurance that the IRS will agree with the determinations of value of Prologis, Inc.

The asset tests must be satisfied at the close of each quarter of Prologis, Inc.’s taxable year in which Prologis, Inc. (directly or through the qualified REIT subsidiaries, partnerships or limited liability companies of Prologis, Inc.) acquires securities in the applicable issuer, and also at the close of each quarter of Prologis, Inc.’s taxable year in which Prologis, Inc. increases its ownership of securities of such issuer, including as a result of increasing Prologis, Inc.’s interest in the Operating Partnership or other partnerships and limited liability companies which own such securities, or acquire other assets. For example, Prologis, Inc.’s indirect ownership of securities of each issuer will increase as a result of Prologis, Inc.’s capital contributions to the Operating Partnership or as limited partners exercise their redemption/exchange rights. After initially meeting the asset tests at the close of any quarter, Prologis, Inc. will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including, for taxable years beginning on or after January 1, 2009, a change caused by changes in the foreign currency exchange rate used to value foreign assets). If Prologis, Inc. fails to satisfy an asset test because Prologis, Inc. acquires securities or other property during a quarter, Prologis, Inc. may cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. For this purpose, an increase in the interests of Prologis, Inc. in the Operating Partnership or any other partnership or limited liability company in which Prologis, Inc. directly or indirectly owns an interest will be treated as an acquisition of a portion of the securities or other property owned by that partnership or limited liability company.

Certain relief provisions may be available to Prologis, Inc. if it discovers a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, Prologis, Inc. will be deemed to have met the 5% and 10% asset tests if the value of Prologis, Inc.’s nonqualifying assets (1) does not exceed the lesser of (a) 1% of the total value of Prologis, Inc.’s assets at the end of the applicable quarter or (b) $10,000,000, and (2) Prologis, Inc. disposes of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, Prologis, Inc. may avoid disqualification as a REIT after the 30 day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow Prologis, Inc. to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (3) disclosing certain information to the IRS.

Although Prologis, Inc. believes that it has satisfied the asset tests and plans to take steps to ensure that it satisfies such tests for any quarter with respect to which retesting is to occur, there can be no assurance that Prologis, Inc.’s efforts will always be successful, or will not require a reduction in the Operating Partnership’s overall interest in an issuer. If Prologis, Inc. fails to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, Prologis, Inc. would cease to qualify as a REIT. See “— Failure to Qualify” below.

Annual Distribution Requirements. To maintain its qualification as a REIT, Prologis, Inc. is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to the sum of:

•	90% of Prologis, Inc.’s “REIT taxable income”; and

•	90% of Prologis, Inc.’s after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of Prologis, Inc.’s non-cash income over 5% of “REIT taxable income” as described below.

Prologis, Inc.’s “REIT taxable income” is computed without regard to the dividends paid deduction and Prologis, Inc.’s net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.

In addition, if Prologis, Inc. disposes of any asset it acquired from a corporation which is or has been a C corporation in a transaction in which Prologis, Inc.’s basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following the acquisition by Prologis, Inc. of such asset, Prologis, Inc. would be required to distribute at least 90% of the after-tax gain, if any, Prologis, Inc. recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset on the date Prologis, Inc. acquired the asset over (b) Prologis, Inc.’s adjusted basis in the asset on the date Prologis, Inc. acquired the asset.

Prologis, Inc. generally must pay the distributions described above in the taxable year to which they relate, or in the following taxable year if they are declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year. Such distributions are treated as paid by Prologis, Inc. and received by Prologis, Inc. stockholders on December 31 of the year in which they are declared. In addition, at the election of Prologis, Inc., a distribution will be treated as paid in a taxable year if it is declared before Prologis, Inc. timely files its tax return for that year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve month period following the close of that year. Except as provided below, these distributions are taxable to Prologis, Inc. stockholders, other than tax-exempt entities, as discussed below, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of Prologis, Inc.’s 90% distribution requirement. The amount distributed must not be preferential. To avoid being preferential, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that Prologis, Inc. does not distribute all of its net capital gain or distributes at least 90%, but less than 100%, of its “REIT taxable income,” as adjusted, Prologis, Inc. will be required to pay tax on the undistributed amount at regular ordinary and capital gain corporate tax rates. Prologis, Inc. believes it has made and intends that it will continue to make timely distributions sufficient to satisfy these annual distribution requirements. In this regard, the Operating Partnership agreement authorizes Prologis, Inc., as general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit Prologis, Inc. to meet these distribution requirements.

It is expected that Prologis, Inc.’s “REIT taxable income” will be less than its cash flow because of depreciation and other non-cash charges included in computing Prologis, Inc.’s “REIT taxable income.” Accordingly, it is anticipated that Prologis, Inc. will generally have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above. However, from time to time, Prologis, Inc. may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining Prologis, Inc.’s taxable income. If these timing differences occur, Prologis, Inc. may be required to borrow funds to pay dividends or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

In certain cases, Prologis, Inc. may decide to make distributions partly in cash and partly in stock. However, the circumstances under which a REIT is able to treat such part-stock and part-cash distributions as dividends for purposes of the REIT distribution requirements are unclear under current Internal Revenue Service guidance. If Prologis, Inc. makes such a distribution, taxable stockholders would be required to include the full amount of the dividend (i.e., the cash and the stock portion) as ordinary income (subject to limited exceptions), to the extent of its current and accumulated earnings and profits for U.S. federal income tax purposes, as described below under the headings “Taxation to Holders of Prologis, Inc. Common Stock — U.S. Holders — Distributions Generally” and “Taxation to Holders of Prologis, Inc. Common Stock — Non-U.S. Holders — Distributions Generally.” As a result, holders of our common stock could recognize taxable income in excess of the cash received and may be required to pay tax with respect to such dividends in excess of the cash received. If a taxable stockholder sells the stock it receives as a dividend, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the stock at the time of the sale. Furthermore, with respect to non-U.S. holders of our common stock, Prologis, Inc. may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock.

Under some circumstances, Prologis, Inc. may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to its stockholders in a later year, which Prologis, Inc. may include in its deduction for dividends paid for the earlier year. Thus, Prologis, Inc. may be able to avoid being taxed on amounts distributed as deficiency dividends. However, Prologis, Inc. will be required to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends.

Furthermore, Prologis, Inc. will be required to pay a 4% excise tax to the extent it fails to distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) at least the sum of 85% of Prologis, Inc.’s REIT ordinary income for such year, 95% of Prologis, Inc.’s REIT capital gain income for the year and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the tax in subsequent years.

Like-Kind Exchanges. Prologis, Inc. has in the past disposed of properties in transactions intended to qualify as like-kind exchanges under the Code, and Prologis, Inc. may continue this practice in the future. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject Prologis, Inc. to U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Earnings and Profits Distribution Requirement. A REIT is not permitted to have accumulated earnings and profits attributable to non-REIT years. A REIT has until the close of its first taxable year in which it has non-REIT earnings and profits to distribute all such earnings and profits. The failure of Prologis, Inc. to comply with this rule would require Prologis, Inc. to pay a “deficiency dividend” to its stockholders, and interest to the IRS, to distribute any remaining earnings and profits. A failure to make this deficiency dividend distribution would result in the loss of Prologis, Inc.’s REIT status. See “— Failure to Qualify.”

Failure to Qualify

Specified cure provisions are available to Prologis, Inc. in the event that it violates a provision of the Code that would result in the failure of Prologis, Inc. to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status.

If Prologis, Inc. fails to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, Prologis, Inc. will be required to pay tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Distributions to stockholders in any year in which Prologis, Inc. fails to qualify as a REIT will not be deductible by Prologis, Inc. and Prologis, Inc. will not be required to distribute any amounts to its stockholders. As a result, Prologis, Inc. anticipates that its failure to qualify as a REIT would reduce the cash available for distribution by Prologis, Inc. to its stockholders. In addition, if Prologis, Inc. fails to qualify as a REIT, all distributions to its stockholders will be taxable as ordinary corporate dividends to the extent of Prologis, Inc.’s current and accumulated earnings and profits. In this event, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, Prologis, Inc. will also be disqualified from taxation as a REIT for the four taxable years following the year during which Prologis, Inc. lost its qualification. It is not possible to state whether in all circumstances Prologis, Inc. would be entitled to this statutory relief.

Tax Aspects of the Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies

General

Substantially all of Prologis, Inc.’s investments will be held indirectly through the Operating Partnership and subsidiary partnerships and limited liability companies. In general, partnerships and limited liability companies that are classified as partnerships for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the entity. Prologis, Inc. will include in its income its proportionate share of these partnership and limited liability company items for purposes of the various REIT income tests and in the computation of Prologis, Inc.’s REIT taxable income. Moreover, for purposes of the REIT asset tests and subject to special rules relating to the 10% asset test described above, Prologis, Inc. will include its proportionate share of assets held by the Operating Partnership and its subsidiary partnerships and limited liability companies.

Entity Classification

Prologis, Inc.’s ownership of an interest in its Operating Partnership involves special tax considerations, including the possibility that the IRS might challenge the status of the Operating Partnership or one or more of the subsidiary partnerships or limited liability companies as partnerships, as opposed to associations taxable as corporations for U.S. federal income tax purposes. If the Operating Partnership or one or more of the subsidiary partnerships or limited liability companies were treated as an association, they would be taxable as a corporation and therefore be required to pay an entity-level income tax. In this situation, the character of Prologis, Inc.’s assets and items of gross income would change and could prevent Prologis, Inc. from satisfying the asset tests and possibly the income tests. This, in turn, could prevent Prologis, Inc. from qualifying as a REIT. In addition, a change in the tax status of the Operating Partnership or one or more of the subsidiary partnerships or limited liability companies might be treated as a taxable event, in which case, Prologis, Inc. might incur a tax liability without any related cash distributions.

Treasury Regulations that apply for tax periods beginning on or after January 1, 1997, provide that a domestic business entity not otherwise organized as a corporation and which has at least two members may elect to be treated as a partnership for U.S. federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for U.S. federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity which did not exist, or did not claim a classification, prior to January 1, 1997, will be classified as a partnership (or disregarded entity) for U.S. federal income tax purposes unless it elects otherwise. It is believed that the Operating Partnership and subsidiary partnerships and limited liability companies will be classified as partnerships (or disregarded entities) for U.S. federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction

The net proceeds from Prologis, Inc.’s issuance of any preferred stock will be contributed to the Operating Partnership in exchange for its preferred limited partnership units. In addition, to the extent Prologis, Inc. issues preferred stock in exchange for preferred limited partnership units of Prologis 2, L.P., Prologis, Inc. will contribute substantially all of such units to the Operating Partnership in exchange for additional preferred limited partnership units in the Operating Partnership. In each case, the Operating Partnership’s partnership agreement will provide for preferred distributions of cash and preferred allocations of income to Prologis, Inc. with respect to these newly issued preferred units. As a consequence, Prologis, Inc. will receive distributions from the Operating Partnership that Prologis, Inc. will use to pay dividends on substantially all of the shares of preferred stock that Prologis, Inc. issues before any of the other partners in the Operating Partnership (other than a holder of preferred units, if such units are not then held by us) receive a distribution.

In addition, if necessary, income will be specially allocated to Prologis, Inc., and losses will be allocated to the other partners of the Operating Partnership, in amounts necessary to ensure that the balance in Prologis, Inc.’s capital account will at all times be equal to or in excess of the amount Prologis, Inc. is required to pay on the preferred stock then issued by Prologis, Inc. upon liquidation or redemption. Similar preferred distributions and allocations will be made for the benefit of other holders of preferred or other special limited partnership units in the Operating Partnership. Except as provided below, all remaining items of operating income and loss will be allocated to the holders of common units in the Operating Partnership in proportion to the number of units or performance units held by each such unitholder. All remaining items of gain or loss relating to the disposition of the Operating Partnership’s assets upon liquidation will be allocated first to the partners in the amounts necessary, in general, to equalize the per unit capital accounts of Prologis, Inc. and the limited partners, with any special allocation of gain to the holders of performance units being offset by a reduction in the gain allocation to Prologis, Inc. and to unitholders that were performance investors.

Certain limited partners have agreed to guarantee debt of the Operating Partnership, either directly or indirectly under limited circumstances. As a result of these guarantees, and notwithstanding the foregoing discussion of allocations of income and loss of the Operating Partnership to holders of units, such limited partners could under limited circumstances be allocated a disproportionate amount of gain or loss upon a liquidation of the Operating Partnership.

If an allocation of income of a partnership or limited liability company does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

Tax Allocations With Respect to the Properties

Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value and the adjusted tax basis of the contributed property at the time of contribution as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes, and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. The Operating Partnership was formed by way of contributions of appreciated property, i.e., property having an adjusted tax basis less than its fair market value at the time of contribution. Moreover, subsequent to the formation of the Operating Partnership, additional appreciated property has been contributed to it in exchange for Operating Partnership interests. The Operating Partnership agreement requires that these allocations be made in a manner consistent with Section 704(c) of the Code.

Treasury Regulations issued under Section 704(c) of the Code provide partnerships and limited liability companies with a choice of several methods of accounting for book-tax differences. Prologis, Inc. and its Operating Partnership have agreed to use the “traditional method” to account for book-tax differences for the properties initially contributed to the Operating Partnership and for some assets acquired subsequently. Under the “traditional method,” which is the least favorable method from the perspective of Prologis, Inc., the carryover basis of contributed interests in the properties in the hands of Prologis, Inc.’s Operating Partnership (i) could cause Prologis, Inc. to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to Prologis, Inc. if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) could cause Prologis, Inc. to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to Prologis, Inc. as a result of such sale, with a corresponding benefit to the other partners in Prologis, Inc.’s Operating Partnership. An allocation described in (ii) above might cause Prologis, Inc. or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect the ability of Prologis, Inc. to comply with the REIT distribution requirements. See “— Prologis, Inc.’s Qualification as a REIT.” To the extent Prologis, Inc.’s depreciation is reduced, or the gain on sale of Prologis, Inc. is increased, stockholders may recognize additional dividend income without an increase in distributions. It has not yet been decided what method will be used to account for book-tax differences for properties to be acquired by the Operating Partnership in the future.

Any property acquired by the Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

Taxation to Holders of Prologis, Inc. Common Stock

U.S. Holders

Distributions Generally. Distributions out of Prologis, Inc.’s current or accumulated earnings and profits, other than capital gain dividends discussed below, will constitute dividends generally taxable to U.S. holders as ordinary income. As long as Prologis, Inc. qualifies as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations. For purposes of determining whether distributions to holders of our common stock are out of current or accumulated earnings and profits, Prologis, Inc.’s earnings and profits will be allocated first to distributions on Prologis, Inc.’s outstanding preferred stock and then to distributions on the outstanding our common stock.

To the extent that Prologis, Inc. makes distributions in excess of its current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. holder. This treatment will reduce the adjusted tax basis which each U.S. holder has in its shares of our common stock by the amount of the distribution, but not below zero. Distributions in excess of Prologis, Inc.’s current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares of our common stock will be taxable as capital gain, provided that the shares have been held as capital assets. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends Prologis, Inc. declares in October, November, or

December of any year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by Prologis, Inc. and received by the stockholder on December 31 of that year, provided Prologis, Inc. actually pays the dividend on or before January 31 of the following year. Stockholders may not include in their own income or on their tax returns any of the net operating losses or capital losses of Prologis, Inc.

In addition, certain dividends partially paid in Prologis, Inc. stock and partially paid in cash will be taxable to the recipient U.S. stockholder to the same extent as if paid in cash. See “Requirements for Qualification as a REIT —Annual Distribution Requirements” above.

Capital Gain Distributions. Distributions that Prologis, Inc. properly designates as capital gain dividends will be taxable to U.S. holders of our common stock as gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed Prologis, Inc.’s actual net capital gain for the taxable year. If Prologis, Inc. properly designates any portion of a dividend as a capital gain dividend, then Prologis, Inc. intends to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of Prologis, Inc. stock for the year to the holders of our common stock in proportion to the amount that Prologis, Inc.’s total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of our common stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of Prologis, Inc. stock for the year.

Retention of Net Long-Term Capital Gains. Prologis, Inc. may elect to retain, rather than distribute as a capital gain dividend, its net long-term capital gains. If Prologis, Inc. makes this election, Prologis, Inc. would pay tax on its retained net long-term capital gains. In addition, to the extent Prologis, Inc. designates, a U.S. holder of our common stock generally would:

•	include its proportionate share of Prologis, Inc.’s undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of Prologis, Inc.’s taxable year falls;

•	be deemed to have paid the capital gains tax imposed on Prologis, Inc. on the designated amounts included in the U.S. holder’s long-term capital gains;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a U.S. holder of our common stock that is a corporation, appropriately adjust its earnings and profits for the retained capital gains as required by Treasury Regulations to be prescribed by the IRS.

Passive Activity Losses and Investment Interest Limitations. Distributions Prologis, Inc. makes and gains arising from the sale or exchange by a U.S. holder of our common stock will not be treated as passive activity income. As a result, U.S. holders of our common stock generally will not be able to apply any “passive losses” against this income or gain. A U.S. stockholder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by Prologis, Inc., to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Prologis, Inc. Common Stock. If a U.S. holder of our common stock sells or disposes of its shares of our common stock to a person other than Prologis, Inc., it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property it receives on the sale or other disposition and its adjusted basis in the shares for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if it has held the stock for more than one year. In general, if a U.S. holder recognizes loss upon the sale or other disposition of stock that it has held for six months or less, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from Prologis, Inc. which were required to be treated as long-term capital gains.

Tax Rates. The maximum U.S. Federal income tax rate on long-term capital gains and qualified dividends for individuals is generally 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on dividends, except to the extent the REIT’s dividends are attributable either to dividends received from taxable corporations (such as Prologis, Inc.’s taxable REIT subsidiaries), to income that was subject to tax at the corporate/REIT level (for example, if Prologis, Inc. distributes taxable income that it retained and paid tax on in the prior taxable year) or to dividends properly designated by Prologis, Inc. as “capital gain dividends” (although, depending on the characteristics of the assets which produced these gains and on designations which Prologis, Inc. may make, certain capital gain dividends may be taxed at a 25% rate). Ordinary REIT dividends that do not qualify for the reduced rate will be taxed at the higher tax rates applicable to ordinary income (the current maximum rate for non-corporate taxpayers is 39.6%).

A tax of 3.8% generally is imposed on the “net investment income” of certain individuals, trusts and estates. Among other items, net investment income generally includes gross income from dividends and net gain attributable to the disposition of certain property, such as our stock, less certain deductions. In the case of individuals, this tax will only apply to the extent such individual’s modified adjusted net income exceeds $200,000 ($250,000 for married couples filing a joint return and surviving spouses, and $125,000 for married individuals filing a separate return). Prospective holders should consult their own tax advisors regarding the possible implications of these rules in their particular circumstances.

Information Reporting and Backup Withholding. Prologis, Inc. reports to its U.S. holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. A U.S. holder of our common stock may be subject to backup withholding with respect to dividends paid by Prologis, Inc. unless the holder is a corporation or is otherwise exempt and, when required, demonstrates this fact or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the backup withholding rules. A U.S. holder of our common stock that does not provide Prologis, Inc. with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, Prologis, Inc. may be required to withhold a portion of distributions to any stockholders who fail to certify their non-foreign status.

Tax-Exempt Holder

Except as described below, dividend income from Prologis, Inc. and gain arising upon the sale of shares generally will not be unrelated business taxable income to a tax-exempt stockholder. This income or gain will be unrelated business taxable income, however, if the tax-exempt stockholder holds its shares as “debt financed property” within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, debt financed property is property, the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from our common stock will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its our common stock. These prospective holders should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension held REIT” will be treated as unrelated business taxable income as to some trusts that hold more than 10%, by value, of the interests of a REIT. A REIT will not be a “pension held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts. As a result of limitations on the transfer and ownership of stock contained in Prologis, Inc.’s charter, Prologis, Inc. does not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described in this paragraph should be inapplicable to Prologis, Inc. stockholders. However, because Prologis, Inc.’s stock will be publicly traded, Prologis, Inc. cannot guarantee that this will always be the case.

Non-U.S. Holders

The following discussion addresses the rules governing U.S. federal income taxation of the ownership and disposition of our common stock by non-U.S. holders. The rules governing the U.S. federal income taxation of the ownership and disposition of our common stock by non-U.S. holders are complex, and no attempt is made herein to provide more than a brief summary. Accordingly, the discussion does not address all aspects of U.S. federal income taxation that may be relevant to a non-U.S. holder of our common stock in light of such stockholder’s particular circumstances and does not address any state, local or foreign tax consequences. Prologis, Inc. urges non-U.S. holders to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the ownership and disposition of shares of our common stock, including any reporting requirements.

Distributions Generally. Distributions that are neither attributable to gain from the sale or exchange by Prologis, Inc. of USRPIs nor designated by Prologis, Inc. as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of Prologis, Inc.’s current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a trade or business (and, in the case of an applicable income tax treaty, are attributable to a permanent establishment) will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. holders are subject to tax, and are generally not subject to withholding. Any such dividends received by a non-U.S. holder of our common stock that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Distributions in excess of Prologis, Inc.’s current and accumulated earnings and profits will not be taxable to a non-U.S. holder of our common stock to the extent that such distributions do not exceed the non-U.S. holder’s adjusted basis in its our common stock, but rather will reduce the adjusted basis of such stock. To the extent that these distributions exceed a non-U.S. holder’s adjusted basis in its our common stock, they will give rise to gain from the sale or exchange of such stock. The tax treatment of this gain is described below. Except as otherwise described below, Prologis, Inc. expects to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder of our common stock unless:

•	a lower treaty rate applies and the non-U.S. holder files with Prologis, Inc. an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

•	the non-U.S. holder files an IRS Form W-8ECI with Prologis, Inc. claiming that the distribution is income effectively connected with the non-U.S. holder’s U.S. trade or business.

However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of Prologis, Inc.’s current and accumulated earnings and profits.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests. Distributions to anon-U.S. holder of our common stock that Prologis, Inc. properly designates as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:

•	the ownership of our common stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business (and, in the case of an applicable income tax treaty, are attributable to a permanent establishment), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders of our common stock with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty), as discussed above; or

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Pursuant to FIRPTA, distributions to a non-U.S. holder of our common stock that are attributable to gain from the sale or exchange of USRPIs (whether or not designated as capital gain dividends) will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders of our common stock would generally be taxed at the same rates applicable to U.S. holders of our common stock, subject to a special alternative minimum tax in the case of nonresident alien individuals. Prologis, Inc. also will be required to withhold and to remit to the IRS 35% (or less to the extent provided in applicable Treasury Regulations) of any distribution to a non-U.S. holder of our common stock that is designated as a capital gain dividend, or, if greater, 35% (or less to the extent provided in applicable Treasury Regulations) of a distribution to the non-U.S. holder of our common stock that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. holder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions will be treated as ordinary dividend distributions.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts Prologis, Inc. designates as retained capital gains in respect of the capital stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by Prologis, Inc. of capital gain dividends. Under this approach, a non-U.S. holder would be able to offset as a credit against its U.S. federal income tax liability resulting from its proportionate share of the tax paid by Prologis, Inc. on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. holder’s proportionate share of such tax paid by Prologis, Inc. exceeds its actual U.S. federal income tax liability.

Sale of Prologis, Inc. Common Stock. Gain recognized by a non-U.S. holder upon the sale or exchange of our common stock generally will not be subject to U.S. federal income taxation unless such stock constitutes a USRPI. our common stock will not constitute a USRPI so long as Prologis, Inc. is a “domestically-controlled qualified investment entity.” A “domestically-controlled qualified investment entity” includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. holders. Prologis, Inc. believes, but cannot guarantee, that Prologis, Inc. has been a “domestically-controlled qualified investment entity,” but because Prologis, Inc.’s capital stock is, and Prologis, Inc.’s capital stock will be, publicly traded, no assurance can be given that Prologis, Inc. is or will continue to be a “domestically- controlled qualified investment entity.”

Notwithstanding the foregoing, gain from the sale or exchange of our common stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (1) the ownership of our common stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business (and, in the case of an applicable income tax treaty, are attributable to a permanent establishment) or (2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if Prologis, Inc. is a domestically-controlled qualified investment entity, upon disposition of our common stock (subject to the 5% exception applicable to “regularly traded” stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of Prologis, Inc.’s stock within 30 days after such ex-dividend date.

Even if Prologis, Inc. does not qualify as a “domestically-controlled qualified investment entity” at the time a non-U.S. holder sells or exchanges our common stock, gain arising from such a sale or exchange would not be subject to U.S. federal income taxation under FIRPTA as a sale of a USRPI if:

•	our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

•	such non-U.S. holder owned, actually and constructively, 5% or less of the outstanding our common stock throughout the five-year period ending on the date of the sale or exchange.

If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale or exchange of our common stock were subject to taxation under FIRPTA, and if shares of our common stock were not “regularly traded” on an established securities market, the purchaser of the stock would be required to withhold and remit to the IRS 10% of the purchase price.

Information Reporting and Backup Withholding. Generally, Prologis, Inc. must report annually to the IRS the amount of dividends paid to a non-U.S. holder of our common stock, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. holder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. holder of our common stock may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either Prologis, Inc. has or its paying agent has actual knowledge, or reason to know, that a non-U.S. holder is a U.S. person.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.

FATCA Withholding. Legislation enacted in March 2010 (commonly referred to as “FATCA”) generally will impose a 30% withholding tax on U.S. source dividends and gross proceeds from the sale or other disposition of stock or property that is capable of producing U.S. source dividends paid to (i) a foreign financial institution (as defined in Section 1471(d)(4) of the Code) unless such foreign financial institution agrees, pursuant to an agreement with the U.S. Treasury Department or otherwise, to collect and disclose certain information regarding its direct and indirect U.S. owners (which, for this purpose, can include certain debt and equity holders of such foreign financial institution as well as the direct and indirect owners of financial accounts maintained by such institution) and satisfies certain other requirements, and (ii) certain other non-U.S. entities unless such entities provide the payor with information regarding certain direct and indirect U.S. owners of the entity, or certify that they have no such U.S. owners, and comply with certain other requirements. Under certain phase-in rules, the FATCA withholding rules will apply to certain payments, including dividend payments on Prologis, Inc.’s stock, if any, paid after June 30, 2014, and to payments of gross proceeds from the sale or other dispositions of our stock paid after December 31, 2016. These FATCA withholding rules apply regardless of whether a payment would otherwise be exempt from the withholding of tax described above in respect of distributions on and dispositions of our stock. Each non-U.S. holder is urged to consult its own tax advisor about the possible impact of these rules on owning Prologis, Inc.’s common stock, and the entities through which they hold Prologis, Inc.’s common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding of tax under FATCA.

Other Tax Consequences

We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business, and Prologis, Inc.’s stockholders may be required to pay tax in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the federal income tax consequences discussed above. In addition, a Prologis, Inc. stockholder’s state and local tax treatment may not conform to the federal income tax consequences discussed above. This discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. Consequently, prospective holders should consult their tax advisors regarding the effect of state, local or foreign tax laws on owning Prologis, Inc’s common stock.

PLAN OF DISTRIBUTION

We may from time to time issue up to 11,651,453 shares of our common stock upon the exchange of the outstanding exchangeable notes. We will not receive any additional consideration when we issue common stock to the holders of the exchangeable notes upon exchange of their exchangeable notes. We will issue up to 33.3134 shares of our common stock per $1,000 principal amount of exchangeable notes that are exchanged. As a result, with each exchange, our outstanding shares of common stock will increase and the principal amount outstanding of the exchangeable notes will decrease.

The common stock is registered to permit secondary trading of these shares of common stock by the selling stockholders from time to time, but the registration of these shares does not necessarily mean that we will issue any of these shares to the selling stockholders or that the selling stockholders will offer or sell the shares. Sales may be made directly or through brokers or dealers in connection with trades by the selling stockholders through the New York Stock Exchange or otherwise. To the extent required by applicable law, a prospectus supplement with respect to the common stock being offered will set forth the terms of the offering of the common stock, including the name or names of any underwriters, dealers, or agents, the purchase price of the common stock and the proceeds to the selling stockholders from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, and any discounts or concessions allowed or reallowed or paid to dealers.

The selling stockholders may from time to time sell the shares directly to purchasers. In this case, the selling stockholders may not engage underwriters or agents in the offer or sale of such shares. Alternatively, the selling stockholders may from time to time offer the shares through dealers or agents, who may receive compensation in the form of commissions from the selling stockholders and from the purchasers of the shares for whom they may act as agent. The selling stockholders and any dealers or agents that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the sale of the common stock by them and any commissions received by any such dealers or agents might be deemed to be underwriting commissions under the Securities Act.

In connection with distribution of the shares of common stock covered by this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell the common stock short and deliver the common stock to close out such short positions. The selling stockholders also may enter into option or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, who may then resell or otherwise transfer the shares.

The selling stockholders may transfer the shares to a donee and any donee would become a selling stockholder under this prospectus. The selling stockholders also may loan or pledge the shares. If a selling stockholder defaults on a loan secured by the shares, the pledge could obtain ownership of the shares and would then become a selling stockholder under this prospectus.

Upon notification to us by a selling stockholder of any change in the identity of the selling stockholder or that any material arrangement has been entered into with a broker or dealer for the sale of any common stock through a secondary distribution, or a purchase by a broker or dealer, a prospectus supplement will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

(1)	the names of such brokers or dealers and the number of common stock to be sold;

(2)	the price at which such common stock are being sold;

(3)	the commissions paid or the discounts or concessions allowed to such brokers or dealers;

(4)	where applicable, that such broker or dealer did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented or amended;

(5)	any change in the identity of the selling stockholder; and

(6)	other facts material to the transaction.

Agents and dealers may be entitled under agreements entered into with the selling stockholders to indemnification by the selling stockholders against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers, or underwriters may be required to make with respect thereto. Agents and dealers may be customers of, engage in transactions with, or perform services for us and/or the selling stockholders in the ordinary course of business.

EXPERTS

The consolidated financial statements and schedule of Prologis, Inc. and Prologis, L.P. as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting for Prologis, Inc. as of December 31, 2013, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.